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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Anadarko Petroleum Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4) Date Filed:

P.O. Box 1330
Houston, Texas 77251-1330

March 27, 2007

TO THE STOCKHOLDERS:

The 2007 Annual Meeting of Stockholders of Anadarko Petroleum Corporation will be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, 77380 on Wednesday, May 16, 2007, at 8:00 a.m. (CDT).

The Notice of the Annual Meeting and Proxy Statement, which are attached, provide information concerning the matters to be considered at the meeting. The meeting will be a business-only meeting. There will be no management presentation.

We value your opinions and encourage you to participate in this year’s meeting by voting your proxy. You may vote either by Internet or by telephone using the instructions on the proxy card or by signing and returning your proxy card in the enclosed envelope. You may also attend and vote at the Annual Meeting.

Very truly yours,

JAMES T. HACKETT
Chairman of the Board, President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS May 16, 2007
GENERAL INFORMATION
ANADARKO BOARD OF DIRECTORS
Item 1 — Election of Directors
CORPORATE GOVERNANCE
STOCK OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE FOR THE LAST FISCAL YEAR
All Other Compensation Table
GRANTS OF PLAN-BASED AWARDS IN LAST FISCAL YEAR
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED IN LAST FISCAL YEAR
PENSION BENEFITS FOR THE LAST FISCAL YEAR
NONQUALIFIED DEFERRED COMPENSATION FOR THE LAST FISCAL YEAR
TRANSACTIONS WITH MANAGEMENT AND OTHERS
Item 2 — Ratification of the Appointment of the Independent Auditor
STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
INDEPENDENT AUDITOR
PROXY SOLICITATION
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

P. O. Box 1330
Houston, Texas 77251-1330

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Anadarko Petroleum Corporation will be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, 77380, on Wednesday, May 16, 2007, at 8:00 a.m. (CDT) to:

(1) elect four directors;

(2) ratify the appointment of KPMG LLP as the Company’s independent auditor for 2007; and

(3) transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

If you are a record holder of common stock at the close of business on March 21, 2007, the record date, then you are entitled to receive notice of and to vote at the meeting.

Please take the time to vote by following the Internet or telephone voting instructions on the enclosed proxy card or by completing and mailing the proxy card. A postage-prepaid envelope has been provided for your convenience if you wish to vote by mail. You may also attend and vote at the meeting. You may revoke your proxy at any time before the vote is taken by following the instructions in this proxy statement.

Regardless of the number of Anadarko common stock shares you hold, as a stockholder your vote is very important and the Board strongly encourages you to exercise your right to vote.

BY ORDER OF THE BOARD OF DIRECTORS

Robert K. Reeves
Senior Vice President, General Counsel,
and Chief Administrative Officer

Dated: March 27, 2007
The Woodlands, Texas

P. O. Box 1330
Houston, Texas 77251-1330

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 16, 2007

GENERAL INFORMATION

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Stockholders of Anadarko Petroleum Corporation. The Annual Meeting will be held on Wednesday, May 16, 2007. In this proxy statement, Anadarko Petroleum Corporation is referred to as the “Company” or “Anadarko.” This proxy statement and the enclosed proxy card are first being mailed to stockholders of record on or about March 30, 2007.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Where and when is the Annual Meeting?

The Annual Meeting will be at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, 77380, on Wednesday, May 16, 2007, at 8:00 a.m. (CDT).

Who may vote?

You may vote if you were the record holder of Anadarko common stock as of the close of business on March 21, 2007, the record date for the meeting. Each share of Anadarko common stock is entitled to one vote at the meeting. On the record date, there were 468,105,218 shares of common stock outstanding and entitled to vote at the meeting.

May I attend the Annual Meeting?

Yes. Attendance is limited to stockholders of record as of the record date for the meeting. Admission will be on a first-come, first-served basis. You may be asked to present valid picture identification, such as a driver’s license or passport. If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you must present proof of your ownership of Company stock, such as a current bank or brokerage account statement reflecting ownership as of the record date for the meeting, to be admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What am I voting on?

You are voting on:

•	the election of four directors;

•	the ratification of KPMG LLP as our independent auditor for 2007; and

•	any other business properly coming before the meeting.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR each of the nominees for director; and

•	FOR the ratification of KPMG LLP as our independent auditor for 2007.

Why should I vote?

Your vote is very important. Regardless of the number of shares you hold, the Board strongly encourages you to exercise your right to vote as a stockholder of the Company.

How do I vote?

You may vote by any of the following methods.

•	Vote on the Internet at the website for Internet voting. Simply follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on May 15, 2007.

•	Vote by telephone by using the toll-free number listed on the proxy card and following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on May 15, 2007.

•	Vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board of Directors. If mailed, your completed and signed proxy card must be received by May 15, 2007.

•	You may attend and vote at the meeting. The Board recommends that you vote on the Internet, by telephone or by mail as it is not practical for most stockholders to attend and vote at the meeting. Using one of these methods to vote your proxy card will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in street name (e.g., held in the name of a bank, broker, or other holder of record) you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the meeting.

If I vote by telephone or Internet, do I need to return my proxy card?

No.

If I vote by mail, telephone or Internet, may I still attend the meeting?

Yes.

Is my vote confidential?

Yes. All voting records which identify stockholders are kept permanently confidential except as necessary to meet legal requirements and in other limited circumstances such as proxy contests. The vote tabulators and the inspectors of election are required to execute confidentiality agreements.

Can I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken by:

•	voting at a later time by Internet or telephone;

•	voting in person at the meeting; or

•	delivering to the Corporate Secretary of Anadarko a proxy with a later date or a written revocation of your proxy.

If you are a street name stockholder and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of our common stock entitled to vote must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is a broker non-vote?

The New York Stock Exchange permits brokers to vote their customers’ shares held in street name on routine matters when the brokers have not received voting instructions from their customers. Brokers may not vote their customers’ shares held in street name on non-routine matters unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are called broker non-votes. Broker non-votes will have no effect on the vote for any matter properly introduced at the Annual Meeting.

What are routine matters?

The election of directors and the ratification of the independent auditor are examples of routine matters on which brokers may vote even if they have not received instructions from their customers.

What are non-routine matters?

Non-routine matters are matters such as stockholder proposals, although there are no stockholder proposals under consideration at the Annual Meeting.

How many votes are needed to approve each of the proposals?

Directors are elected by plurality vote. This means that the director nominees who receive the most votes will be elected to fill the available seats on the Board. Neither abstentions nor broker non-votes will have an effect on the votes for or against the election of a director.

Could other matters be decided at the meeting?

We are not aware of any matters that will be considered at the Annual Meeting other than those on the proxy card. However, if any other matters arise at the Annual Meeting, the person named in your proxy will vote in accordance with their best judgment.

Where can I find the voting results of the meeting?

We will announce voting results at the meeting, and we will publish the final results in our quarterly report for the second quarter of 2007. You can get a copy of this and other reports free of charge on the Company’s website at www.anadarko.com, or by contacting our Investor Relations Department at investor@anadarko.com.

ANADARKO BOARD OF DIRECTORS

Item 1 — Election of Directors

The Board of Directors of Anadarko is divided into three classes of directors for purposes of election. One class of directors is elected at each annual meeting of stockholders to serve for a three-year term. All of the director nominees listed below are current directors of the Company.

At the 2007 meeting, the terms of four directors are expiring. All four of the directors have been nominated and, if elected at this meeting, will hold office until the expiration of each of their terms in 2010. Those directors not up for election this year will continue in office for the remainder of their terms.

If a nominee is unavailable for election, then the proxies will be voted for the election of another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the meeting.

The Board recommends that you vote “FOR” each of the nominees listed below.

Directors Nominated this Year by the Board of Directors for Terms Expiring in 2010

Larry Barcus (69) — Since 1990, Mr. Barcus has served as Chairman of L.G. Barcus and Sons, Inc., a general contractor, located in Kansas City, Kansas with operations nationwide. He has also served as Chairman of First Community Bancshares and Chairman of First Community Bank since 1995. Mr. Barcus has been a director of the Company since 1986.

James L. Bryan (70) — Mr. Bryan is a retired business executive. From 1999 until December 2003, Mr. Bryan was Executive Vice President of Newpark Drilling Fluids, Inc., an oilfield services firm headquartered in Houston, Texas. He retired as Senior Vice President of Dresser Industries, Inc. in 1998. He had been a Vice President of Dresser since 1990. Mr. Bryan has been a director of the Company since 1986.

H. Paulett Eberhart (53) — Since January 2007, Ms. Eberhart has served as President and Chief Executive Officer of Invensys Process Systems, a process automation company. From 2003 until March 2004, Ms. Eberhart was President — Americas of Electronic Data Systems Corporation (EDS), an information technology and business process outsourcing company. From 2002 to 2003, she was Senior Vice President — EDS and President — Solutions Consulting. She was also a member of the Executive Operations Team and Investment Committee of EDS. Ms. Eberhart was an employee of EDS from 1978 to 2004. Ms. Eberhart is a member of the Financial Executives International and American Institute of Certified Public Accountants. Ms. Eberhart also serves on the Board of Directors of Advanced Micro Devices, Inc. and Solectron Corporation. Ms. Eberhart has been a director of the Company since 2004.

James T. Hackett (53) — Mr. Hackett was named President and Chief Executive Officer of the Company in December 2003 and Chairman of the Board of the Company in January 2006. Prior to joining the Company, Mr. Hackett was the Chief Operating Officer of Devon Energy Corporation from April 2003 to December 2003, following Devon’s merger with Ocean Energy, Inc. Mr. Hackett was President and Chief Executive Officer of Ocean Energy, Inc. from March 1999 to April 2003 and was Chairman of the Board from January 2000 to April 2003. He served as Chief Executive Officer and President of Seagull Energy Corporation from September 1998 until March 1999 and as Chairman of the Board from January 1999 to March 1999 prior to its merger with Ocean Energy. He currently serves as a Director of Fluor Corporation and Temple-Inland, Inc. and serves as Chairman of the Federal Reserve Bank of Dallas.

Continuing Directors with Terms Expiring in 2008

John R. Butler, Jr. (68) — Since 1976, Mr. Butler has been Chairman of J. R. Butler and Company, a reservoir engineering company located in Houston, Texas. He was Chairman and Chief Executive Officer of GeoQuest International Holdings, Inc., Senior Chairman of Petroleum Information Corp. and Vice Chairman of Petroleum Information/Dwights, L.L.C. until 1997. Since October 2006, Mr. Butler has served as a director of BreitBurn Energy Partners LP, a NASDAQ listed company, and also serves as a director of the Houston chapter of the National Association of Corporate Directors. He is currently a member of the Society of Petroleum Evaluation Engineers, and was also Chairman of the Society of Exploration Geophysicists Foundation until December 2001. Mr. Butler has been a director of the Company since 1996.

Luke R. Corbett (59) — Mr. Corbett joined Anadarko’s board in 2006 following Anadarko’s acquisition of Kerr-McGee Corporation, where he had served as Chairman and Chief Executive Officer since 1999. Mr. Corbett had been with Kerr-McGee since 1985 when he joined the company’s Exploration and Production Division as vice president of geophysics. In subsequent years, he held a wide array of senior executive positions with Kerr-McGee. Mr. Corbett also serves on the boards of OGE Energy Corporation and Noble Corporation.

John R. Gordon (58) — Mr. Gordon is Senior Managing Director of Deltec Asset Management LLC, an investment firm located in New York, New York. He was President of Deltec Securities Corporation from 1988 until it was converted into Deltec Asset Management LLC. Mr. Gordon has been a director of the Company since 1988.

Continuing Directors with Terms Expiring in 2009

Robert J. Allison, Jr. (68) — Mr. Allison has been Chairman Emeritus of the Board of the Company since January 2006 and a director since 1985. He was Chairman of the Board from 1986 until December 2005. He also served as Chief Executive Officer of the Company from 1986 until January 2002, and from March 2003 until December 2003. Mr. Allison is also a director of Freeport-McMoRan Copper & Gold Inc.

John W. Poduska, Sr. (69) — Mr. Poduska is a retired business executive. He was Chairman of Advanced Visual Systems, Inc., a provider of visualization software, from 1992 until 2002. Mr. Poduska is a director of Novell, Inc. and Safeguard Scientific, Inc. He was a director of Union Pacific Resources Group, Inc. from 1995 until 2000. Mr. Poduska has been a director of the Company since 2000.

CORPORATE GOVERNANCE

In 2006, the Board continued to focus on excellence in corporate governance through implementing and refining various processes that the Board and its committees adopted in 2002. A majority of the Board has been comprised of independent directors since the Company became an independent company in 1986. The Audit Committee, the Compensation and Benefits Committee (referred to in this document as the Compensation Committee), the Nominating and Corporate Governance Committee and the Enterprise Resource Planning Committee have each been comprised entirely of independent directors since their inception. The written charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee can be found on the Company’s website at www.anadarko.com together with the Code of Business Conduct and Ethics, the Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and the Corporate Governance Guidelines. Any of these documents will be furnished in print free of charge to any stockholder who requests it.

Board of Directors

Director Independence

In accordance with New York Stock Exchange (NYSE) rules, the Board affirmatively determines the independence of each director and director nominee in accordance with the Company’s director independence standards, which are contained in the Company’s “Corporate Governance Guidelines” found on the Company’s website at http://www.anadarko.com/investor_relations/governance.asp.

Based on these standards, at its meeting held on February 13, 2007, the Board’s Nominating and Corporate Governance Committee determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and stockholder of the Company:

• Larry Barcus	• James L. Bryan	• H. Paulett Eberhart
• John R. Butler, Jr.	• John R. Gordon	• John W. Poduska, Sr.

In addition, based on such standards, the Board affirmatively determined that: (a) Mr. Hackett is not independent because he is the President and Chief Executive Officer of the Company; (b) Mr. Corbett is not independent because, as part of his change of control agreement with Kerr-McGee Corporation, the Company will continue to provide him office space and secretarial assistance through August 2007; and (c) Mr. Allison is not independent because, as part of his retirement package, the Company will continue to provide him use of the Company’s aircraft, office space, secretarial assistance and a monitored residential security system during his lifetime. With respect to Mr. Butler, the Board specifically considered that Mr. Butler’s son-in-law is a non-executive employee of the Company. The Board determined that this is not a relevant factor in determining Mr. Butler’s independence.

The Company is required to report whether any director attended fewer than 75% of the sum of the total number of Board meetings and the total number of Board committee meetings that a director was eligible to attend in 2006. There were 13 Board meetings and 31 Board committee meetings in 2006. All of the Company’s directors exceeded the attendance threshold. All of the directors attended the 2006 Annual Meeting of Stockholders except for Mr. Conrad Albert, whose term of service expired at the end of the Annual Meeting. Under the Company’s Corporate Governance Guidelines, directors are expected to attend regularly scheduled Board meetings and meetings of committees on which they serve, as well as the Annual Meeting of Stockholders.

Corporate Governance Guidelines

The Corporate Governance Guidelines are posted on the Company’s website at
http://www.anadarko.com/investor_relations/governance.asp.

Code of Business Conduct and Ethics

The Code of Business Conduct and Ethics is posted on the Company’s website at
http://www.anadarko.com/investor_relations/governance.asp. In February 2007, the Board reviewed the Code of Business Conduct and Ethics and determined that no changes were necessary at that time.

Selection of Directors

The Company’s Corporate Governance Guidelines state that the Nominating and Corporate Governance Committee shall, for positions on the Board of Directors not currently filled: (a) identify the personal characteristics needed in a director nominee so that the Board as a whole will possess the Qualifications of the Board as a Whole as these qualifications are set forth in the Corporate Governance Guidelines; (b) compile, through such means as the Committee considers appropriate, a list of potential director nominees thought to possess the Individual Qualifications identified in the Corporate Governance Guidelines; (c) if the Committee so determines it to be appropriate, engage an outside consultant to assist in the search for nominees and to conduct background investigations on all nominees regardless of how nominated; (d) review the resume of each nominee; (e) conduct interviews with the nominees meeting the desired set of qualifications; (f) following interviews, compile a short list of nominees (which, at the discretion of the Committee, may consist of a single individual) who may meet, at a minimum, with the Chairman of the Board, the Chief Executive Officer and the Chairman of the Nominating and Corporate Governance Committee and/or the Lead Director; and (g) evaluate the nominee(s) in relationship to the culture of the Company and the Board and its needs.

Stockholder Participation in the Selection of Director Nominees

The Nominating and Corporate Governance Committee did not receive any names of individuals suggested for nomination to the Company’s Board of Directors by its stockholders during the past year. However, the Board will consider individuals identified by stockholders on the same basis as nominees identified from other sources. Stockholders wishing to submit the name of an individual for consideration must submit the recommendation in writing to the Company’s Corporate Secretary by certified or registered mail to the Company’s mailing address, including:

•	the name, address and comprehensive biography of the director nominee and an explanation of why the nominee is qualified to serve as a director;

•	the name, address and telephone number of the stockholder or group of stockholders making the recommendation, proof of ownership, number of shares and length of time the shares of the Company’s voting securities have been beneficially owned by the stockholder or group of stockholders, and a representation that the stockholder or group of stockholders is entitled to and will remain entitled to vote at the Company’s next annual meeting; and

•	a letter in writing from the individual being recommended certifying his or her willingness to serve, if elected as a director.

For more information on stockholder participation in the selection of director nominees, please refer to that section in the Company’s Corporate Governance Guidelines, which are posted on the Company’s website at http://www.anadarko.com/investor_relations/governance.asp.

Directors’ Continuing Education

The Company’s Director Education Policy encourages all members of the Board of Directors to attend director education programs appropriate to their individual backgrounds to stay abreast of developments in corporate governance and “best practices” relevant to their contribution to the Board of Directors as well as their responsibilities in their specific committee assignments. The Director Education Policy provides that the Company will reimburse the Board of Directors for all costs associated with attending any director education program.

Lead Director at the Non-management Directors’ Executive Sessions

The Board of Directors has elected Mr. Gordon as its Lead Director. As Lead Director, Mr. Gordon’s role is to aid and assist the Chairman and the remainder of the Board of Directors in assuring effective corporate governance in managing the affairs of the Board of Directors and the Company.

Additionally, Mr. Gordon presides at executive sessions of the non-management directors. The executive sessions are held immediately after each regularly scheduled quarterly meeting of the Board of Directors and at any other board meetings as requested by the directors. Mr. Gordon is also a member of the Executive Committee of the Board, providing additional representation for the independent directors in any actions taken by the Executive Committee between Board meetings.

Communication with the Directors of the Company

The Board of Directors welcomes questions or comments about the Company and its operations. Interested parties may contact the Board of Directors, including the Lead Director, at
nominating_governance@apcdirector.com or at Anadarko Petroleum Corporation, Attn: Corporate Secretary, 1201 Lake Robbins Drive, The Woodlands, Texas, 77380. Any questions or comments will be kept confidential, if requested. These procedures may change from time to time, and you are encouraged to visit our website for the most current means of contacting our directors.

Transactions with Entities Connected to Independent Directors

Invensys Process Systems, Inc. and its affiliates provide the Company with process automation services. In 2006, Anadarko paid Invensys approximately $1.5 million in connection with these services. This amount is less than 1% of Invensys’s consolidated gross revenues for its fiscal year ended at March 31, 2006. Ms. Eberhart, a director of the Company, became President and CEO of Invensys in January, 2007.

Compensation and Benefits Committee Interlocks and Insider Participation

The Compensation Committee is made up of three independent, non-employee directors, Messrs. Bryan, Gordon and Poduska. No interlocking relationship exists between the members of our Compensation Committee and the board of directors or compensation committee of any other company.

Director Compensation

The Company primarily uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. The Compensation Committee maintains responsibility for determining the compensation programs and levels for non-employee directors. The Compensation Committee’s consultant periodically assists in reviewing director compensation by providing benchmark compensation data and recommendations for program design.

In May 2006, the Compensation Committee reviewed benchmark levels of compensation for directors against a peer group of companies that included Apache Corporation, ConocoPhillips Corporation, Devon Energy Corporation, EnCana Corporation, EOG Resources Inc, Hess Corporation, Kerr-McGee Corporation, Marathon Oil Corporation, Noble Energy Inc., Pioneer Natural Resources Company and Occidental Petroleum Corporation. The review determined that the Company’s director compensation program ranked slightly above the 75th percentile of the peer group. Based on the results of the competitive review, the Compensation Committee asked its consultant to provide recommendations for any changes to the program at a later meeting. The Compensation Committee had further deliberation at the October 11, 2006 meeting, and at the November 14, 2006 meeting approved changes to the long-term incentive program as described under Stock Plan for Non-management Directors.

In addition to the deferred stock and stock options described below, the non-management directors receive the following compensation, which directors may elect to receive in cash, common stock or a combination of both:

(1) an annual retainer of $50,000;

(2) an annual committee membership retainer of $6,000 for each director who serves on the Audit Committee;

(3) an annual committee membership retainer of $3,000 for each committee on which the director serves (except for members of the Audit Committee and the Enterprise Resource Planning Committee);

(4) a retainer of $15,000 for serving as the chairman of the Compensation Committee or the Nominating and Corporate Governance Committee, a retainer of $25,000 for serving as Audit Committee chairman, a retainer of $25,000 for serving as Lead Director;

(5) a fee of $2,000 for each Board meeting attended, plus expenses related to attendance; and

(6) a fee of $2,000 for each committee meeting attended, plus expenses related to attendance.

Stock Plan for Non-management Directors

Under the Company’s stock ownership guidelines for non-management directors, each non-management director is required to own Company stock in an amount equal to three times the annual Board retainer for non-management directors. Directors have three years from the date of their initial election to the Board to comply with the guidelines. All non-management directors, except for Mr. Corbett who was elected to the Board on August 10, 2006, have met the Company’s stock ownership guidelines.

The Company grants stock based awards to non-management directors under the 1998 Director Stock Plan. In 2006, non-management directors received annual grants of deferred stock and stock options. Each non-management director was automatically issued 500 shares of deferred stock on the first business day of each calendar quarter — January 3, April 3, July 3 and October 2 (2,000 shares annually). The deferred stock will be distributed to the director when he or she resigns or retires from the Board. Directors receive dividends on, and are entitled to vote, the deferred stock. In addition, in 2006, upon approval by the Compensation Committee, each non-management director was granted an annual option to purchase 7,500 shares of common stock. The 2006 grant was made on November 14 with the exercise price equal to the closing stock price on that date. The options will vest 100% one year from the date of grant and expire ten years from the date of grant. The Company had previously defined fair market value as the average high and low price on the day of grant. However, effective with the November 14 award of stock options, the Company modified its definition to be the closing stock price on the date of grant to align its practice with the new Securities and Exchange Commission (SEC) disclosure requirements. Additionally, upon initial election to the Board, non-management directors receive an initial grant of an option to purchase 20,000 shares of common stock of the Company. In accordance with the Board’s option grant policy in place at that time, Mr. Corbett received an initial grant of an option to purchase 10,000 shares of common stock upon his appointment to the Board on August 10, 2006 with the exercise price equal to the average high and low price on the date of grant. The options vest 100% on the date of grant and expire ten years from the date of grant.

At the November 14, 2006 meeting, the Compensation Committee approved changes to the non-management director equity awards for 2007. Equity grants to non-management directors will automatically be awarded each year on the date of the Company’s annual shareholder meeting. Each non-management director will receive a grant of $130,000 in deferred stock and $70,000 in stock options. Upon initial election to the Board, non-management directors will receive an initial grant of $150,000 in deferred shares. The material terms and conditions of the awards granted will remain unchanged from those described in the preceding paragraph.

Deferred Compensation Program for Non-management Directors

Non-management directors are eligible to participate in the Company’s Deferred Compensation Plan. It allows directors to defer receipt of up to 100% of their board and committee retainers and/or board and committee meeting fees. The Deferred Compensation Plan permits participants to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds. The interest rate earned on the deferred amounts is not above-market or preferential. In general, deferred amounts are distributed to the participant upon termination or at a specific date as elected by the participant. None of the Company’s directors elected to defer compensation into the Plan in 2006.

Other Compensation

Non-management directors are covered under the Company’s Accidental Death & Dismemberment Plan and the Company pays the annual premium for such coverage on behalf of each director. The Company provides each director with Personal Excess Liability coverage and pays the annual premium on their behalf. For 2006, the Company made $2,500 cash contributions, in honor of specified board members, to non-profit agencies as selected by the director.

Director Compensation Table for the Last Fiscal Year

The following table sets forth information concerning total director compensation during the 2006 fiscal year for each non-management director:

					Change in
					Pension Value
					and Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($) (1)	($) (2)	($)	($)	($) (3)	($)

Conrad P. Albert(4)	35,234	49,919	83,658	0	0	746	169,557
Robert J. Allison, Jr.(5)	82,000	96,004	109,104	0	0	4,290	291,398
Larry Barcus	108,250	96,004	109,104	0	0	1,790	315,148
James L. Bryan	137,000	96,004	109,104	0	0	4,290	346,398
John R. Butler, Jr.(6)	127,998	96,004	109,104	0	0	4,290	337,396
Luke R. Corbett(7)	25,565	21,818	162,236	0	0	746	210,365
H. Paulett Eberhart	127,003	96,004	109,104	0	0	4,290	336,401
John R. Gordon(8)	143,000	96,004	109,104	0	0	1,790	349,898
John W. Poduska, Sr.	131,000	96,004	109,104	0	0	5,462	341,570

(1)	Directors received deferred shares on January 3, April 3, July 3 and October 2, 2006. The amounts included in the “Stock Awards” column represent the compensation cost recognized by the Company in 2006 related to non-option awards to directors, computed in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS No. 123(R)”). For a discussion of valuation assumptions, see Note 5 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2006. As of December 31, 2006, each of the non-management directors had aggregate outstanding deferred shares as follows: Mr. Allison — 5,600 deferred shares; Mr. Barcus — 23,482 deferred shares; Mr. Bryan — 24,256 deferred shares; Mr. Butler — 11,518 deferred shares; Mr. Corbett — 500 deferred shares; Ms. Eberhart — 4,500 deferred shares; Mr. Gordon — 17,276 deferred shares; and Mr. Poduska — 7,360 deferred shares.

(2)	The annual stock option awards to all directors, excluding Mr. Albert, were granted on November 14, 2006 at an exercise price of $47.97 (the closing price on that date) and a SFAS No. 123(R) value of $15.32. Mr. Corbett was appointed to the Board on August 10, 2006 and received an initial election award of 10,000 stock options on that date at an exercise price of $47.13 (the average of the high and low stock price on the date of grant which was the Company’s practice at that time for establishing fair market value) and a SFAS No. 123(R) value of $14.74. The amounts included in the “Option Awards” column represent the compensation cost recognized by the Company in 2006 related to stock option awards to directors, computed in accordance with SFAS No. 123(R). For a discussion of valuation assumptions, see Note 5 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2006. As of December 31, 2006, each of the non-management directors had aggregate outstanding stock options as follows: Mr. Albert — 7,500 stock options; Mr. Allison — 22,500 stock options; Mr. Barcus — 82,500 stock options; Mr. Bryan — 102,500 stock options; Mr. Butler — 82,500 stock options; Mr. Corbett — 17,500 stock options; Ms. Eberhart — 42,500 stock options; Mr. Gordon — 102,500 stock options; and Mr. Poduska — 62,500 stock options.

(3)	For Ms. Eberhart and Messrs. Allison, Barcus, Bryan, Butler, Gordon and Poduska, includes annual premiums paid by the Company for each director’s benefit in the amount of $140 and $1,650, respectively, for Accidental Death & Dismemberment coverage and Personal Excess Liability coverage. For Messrs. Albert and Corbett, includes $58 for Accidental Death & Dismemberment coverage and $688 for Personal Excess Liability coverage. Additionally, Mr. Poduska was credited with $3,672 in earnings under the Deferred Compensation Plan, as described on page 10. The Company also made charitable contributions in the amount of $2,500 in honor of each of Ms. Eberhart and Messrs. Allison, Bryan and Butler to the charity of each director’s choice.

(4)	Mr. Albert received deferred share grants on January 3 and April 3, 2006. Mr. Albert did not stand for re-election at the Annual Shareholder meeting on May 11, 2006; his service with the Board ended that day. Upon his separation from the Board, the Company accelerated the vesting of 7,500 stock options that were scheduled to vest on November 15, 2006.

(5)	Certain ongoing benefits to Mr. Allison, which are not part of his compensation for service as a director of the Company, are discussed on page 54.

(6)	Mr. Butler received half of his fees in cash and half in stock.

(7)	Certain ongoing benefits to Mr. Corbett, which are not part of his compensation for services as a director for the Company, are discussed on page 54.

(8)	Mr. Gordon received all of his fees in stock.

The following table contains the Grant Date Fair Value of stock option and deferred share awards made to non-management directors during 2006.

					Grant Date Fair
				Exercise or	Value of Stock
				Base Price of	and Option	Closing Price
		Stock	Deferred	Option Awards	Awards	on Grant Date
Directors	Grant Date	Options (#)	Shares (#)	($/Sh)(1)	($)(2)	($)(3)

All Directors excluding Mr. Corbett	January 3	—	500	—	24,063	—
Mr. Albert(4)	March 2	7,500	—	43.56	(10,647)	50.87
All Directors excluding Mr. Corbett	April 3	—	500	—	25,856	—
All Directors excluding Mr. Albert and Mr. Corbett	July 3	—	500	—	24,268	—
Mr. Corbett	August 10	10,000	—	47.13	147,437	47.24
All Directors excluding Mr. Albert	October 2	—	500	—	21,818	—
All Directors excluding Mr. Albert	November 14	7,500	—	47.97	114,929	—

(1)	Effective with the annual stock option awards made to the directors on November 14, 2006, the Company elected to change the definition of grant date fair market value from the average of the high and low stock price on the date of grant to the closing stock price on the date of grant.

(2)	The amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value of the awards made to directors in 2006 computed in accordance with SFAS No. 123(R). The value ultimately realized by a director upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to the SFAS No. 123(R) determined value. For a discussion of valuation assumptions, see Note 5 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2006.

(3)	The exercise price for stock options related to Messrs. Albert and Corbett differ from the closing stock price on the date of award. The difference for Mr. Albert’s stock option award that was modified on March 2, 2006 is discussed in footnote (4) below. The exercise price for Mr. Corbett’s stock option award that was granted on August 10, 2006 was based on the average of the high and the low stock price on that date, which was the Company’s practice prior to November 14, 2006.

(4)	On March 2, 2006 the Board approved the accelerated vesting of Mr. Albert’s November 15, 2005 stock option award contingent upon his continued service through the remainder of his term, which ended on May 11, 2006. The Grant Date Fair Value disclosure is the incremental fair value calculated as of the modification date in accordance with SFAS No. 123(R). The exercise price for this award was not changed from its original price of $43.56.

Committees of the Board

The Board of Directors has five committees: the Audit Committee; the Compensation and Benefits Committee (generally referred to in this document as the Compensation Committee); the Nominating and Corporate Governance Committee; the Executive Committee; and the Enterprise Resource Planning Committee. The Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Enterprise Resource Planning Committee are independent committees, which means that all of the members of these committees have been determined by the Board to be independent in accordance with the Company’s Corporate Governance Guidelines. The term of the Enterprise Resource Planning Committee expired in February 2007. The Executive Committee is not an independent committee as it has both non-management and management directors as members; however, the majority of the members of the Executive Committee are independent directors. Each of the independent committees of the Board and the entire Board evaluated their performance in 2006. The performance evaluations were supervised by the Nominating and Corporate Governance Committee and discussed by the applicable committee and the Board.

The table below shows the current membership of each committee of the Board and the number of meetings each committee held in 2006:

					Nominating				Enterprise
			Compensation		& Corporate				Resource
Director	Audit		& Benefits		Governance		Executive		Planning***

Mr. Allison							X
Mr. Barcus	X				X
Mr. Bryan			X		X	*	X
Mr. Butler	X				X		X		X
Ms. Eberhart	X	*			X				X	*
Mr. Gordon			X		X		X	**
Mr. Hackett							X	*
Mr. Poduska			X	*	X				X
2006 Meetings	9		13		4		4		1

*	Chairperson

**	Serves in his capacity as Lead Director

***	Term expired in February 2007

Audit Committee

The Board re-elected Ms. Eberhart and Messrs. Barcus and Butler as members of the Audit Committee in May 2006. The Audit Committee elected Ms. Eberhart as its chairperson in May 2006. During 2006, the Audit Committee held nine meetings.

The purpose of the Audit Committee is to assist the Board in monitoring:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence;

•	the performance of the Company’s corporate and independent auditors; and

•	the business practices and ethical standards of the Company.

The Audit Committee Charter (as adopted by the Board of Directors and amended from time to time) has been posted on the Company’s website at http://www.anadarko.com/investor_relations/governance.asp.

The Audit Committee is also directly responsible for:

•	the appointment, approval of compensation, retention and oversight of the work of the Company’s independent auditor, KPMG LLP;

•	the preparation of the Audit Committee report, which is on page 20; and

•	the appointment, compensation, retention and oversight of the work of the Company’s independent reserve engineering consultants.

All of the members of the Audit Committee meet the independence requirements of the NYSE, the Sarbanes-Oxley Act, the Securities Exchange Act and the rules of the SEC adopted thereunder, and the Company’s Corporate Governance Guidelines.

In February 2007, the Board of Directors determined that Ms. Eberhart is an Audit Committee financial expert as defined by the SEC.

Compensation Committee

The Board re-elected Messrs. Bryan, Gordon and Poduska as members of the Compensation Committee in May 2006. Mr. Poduska was re-elected as chairman of the Compensation Committee by the Board in May 2006.

The Compensation Committee is responsible for establishing executive compensation policies and programs consistent with corporate objectives and stockholder interests. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is reviewed on an annual basis and revised as appropriate. The Compensation Committee reviewed its charter at the November 14, 2006 meeting and approved changes that reflect their responsibilities under the new SEC disclosure requirements. The changes to the Compensation Committee charter were approved by the Board at the February 2007 meeting. The Board of Directors determines the Compensation Committee’s membership, which is composed entirely of independent directors. The Chairman of the Compensation Committee reports on committee actions and recommendations at scheduled meetings of the Board of Directors.

On at least an annual basis, the Compensation Committee reviews the design and effectiveness of the short-term and long-term incentive compensation programs to ensure that they are properly aligned with and support the Company’s business strategy.

Although the Compensation Committee is ultimately responsible for determining executive compensation, it receives information and guidance from executive officers, compensation consultants, outside legal advisors and benchmarking reports to help the Company establish and carry out its compensation program. The role of each is discussed in more detail below.

Compensation Committee Members and Meetings.  The Compensation Committee is comprised of three independent, non-employee directors, James L. Bryan, John R. Gordon and John W. Poduska, Sr. Mr. Poduska is currently the Chairman of the Compensation Committee and has served in such capacity since 2002. The Compensation Committee is required to meet as often as necessary, but at least once each year, to carry out its responsibilities. In 2006, the Compensation Committee met thirteen times, and in 2007 to date the Compensation Committee has met four times. The Compensation Committee reviews and approves an annual meeting calendar at the beginning of each year which outlines the typical items to be reviewed and acted upon at the regularly scheduled Board of Directors meetings. Special meetings are then called as needed to carry out the Compensation Committee’s duties. The Compensation Committee held nine special meetings in 2006, of which eight meetings included actions related to officer appointments and separations, and the impact of the Kerr-McGee Corporation and Western Gas Resources, Inc. acquisitions on the Company’s compensation and benefit programs. Meetings can be called by any member of the Compensation Committee, but are typically scheduled by the Chairman of the Compensation Committee in consultation with Company management. The Compensation Committee’s Chairman also works with Company personnel to set the agendas for each meeting. The Compensation Committee may form and delegate authority to subcommittees when it determines that such action is appropriate under the circumstances, and also delegates authority, as appropriate, to Company management or personnel to carry out actions approved by the Compensation Committee.

Role of the Compensation Committee in Executive Compensation.  The Compensation Committee is responsible for translating our compensation objectives into a compensation strategy that aligns the interests of our executives with that of our shareholders. The Compensation Committee has overall responsibility for approving and evaluating the Company’s director and executive officer compensation plans, policies and programs. The Compensation Committee is also responsible for producing an annual Compensation Committee report, which is on page 21, and reviewing the disclosures made in the proxy statement. Additionally, the Compensation Committee has responsibility for approving and evaluating broad-based incentive programs, qualified equity plans and tax qualified benefit plans to ensure that our compensation philosophy is executed consistently at all levels of the Company.

In 2006, the Compensation Committee took several actions relating to executive compensation. Generally, the Compensation Committee made decisions with respect to the following subjects:

•	approving performance measures and certifying performance results for our incentive programs;

•	approving bonus amounts for executive officers and bonus pools for all employees;

•	reviewing, recommending and ratifying new hire, promotional and other equity awards;

•	reviewing and approving changes to various compensation and benefit plans and award agreements;

•	recommending and approving new hire, retirement and severance compensation packages;

•	reviewing director and executive compensation;

•	reviewing the Compensation Committee’s own charter, performance and processes; and

•	in conjunction with the Lead Director, conducting an annual review and evaluation of the performance of the Chief Executive Officer.

For a more detailed discussion of the composition and responsibilities of the Compensation Committee, please see the Compensation Committee’s Charter at http://www.anadarko.com/investor_relations/governance.asp.

Role of Executives in Executive Compensation.  Our executives play a meaningful role in compensation design and decision making. Our Vice President, Human Resources works primarily with our Chief Executive Officer and our Senior Vice President, General Counsel and Chief Administrative Officer, and from time to time our Senior Vice President, Finance and Chief Financial Officer, to assess the design of, and make recommendations with respect to, the Company’s compensation programs, plans and awards for the executives and directors. Each executive officer is also charged with alignment of their respective business or functional unit goals and related strategy to support overall Company objectives. This involves measuring the performance of their organization, personnel and overall team against Company objectives, and providing the resulting input for compensation recommendations for such measured performance. From time to time, and at the invitation of the Compensation Committee, the Chief Executive Officer, Senior Vice President, General Counsel and Chief Administrative Officer, Vice President, Human Resources, Senior Vice President and Chief Financial Officer and other members of the Board attended Compensation Committee meetings in 2006. The individuals may attend executive sessions at the invitation of the Compensation Committee, but executive officers are not present when their compensation is discussed. Company management does not make recommendations on the Chief Executive Officer’s compensation; the Compensation Committee determines Chief Executive Officer compensation on its own with input from its outside compensation consultant. Additional executives and other employees attend at the invitation of the Compensation Committee to present on areas requiring specific knowledge.

Role of Compensation Consultants.  As set forth in the Compensation Committee’s charter, the Compensation Committee has sole authority to retain (or terminate) any legal, compensation, or other consultant to assist with the evaluation of director or executive compensation matters. The Compensation Committee utilizes an independent compensation consultant to review executive compensation and benefit programs as well as the individual components and total compensation levels provided to the Chief Executive Officer and other executive officers. In 2006, the Compensation Committee directly retained Hewitt Associates LLC as its outside compensation consultant for matters related to executive compensation.

The Compensation Committee’s charge to Hewitt included the following:

•	help guide the Compensation Committee’s decision making with respect to executive compensation;

•	provide market data as background against which the Compensation Committee can consider officer compensation assessment and actions;

•	advise the Compensation Committee how best to make decisions on executive compensation matters while representing shareholder interests;

•	apprise the Compensation Committee of trends and best practices associated with executive and director compensation; and

•	attend Compensation Committee meetings as scheduled throughout the year, as the Compensation Committee deems appropriate.

The Hewitt consultant attended eight out of the thirteen Compensation Committee meetings in 2006 and assisted the Compensation Committee by (1) providing competitive market data and related assessment of executive compensation levels, annual and long-term incentive plan design, and CEO compensation considerations, (2) reviewing tally sheets for the named executive officers and (3) reviewing current compensation trends and providing information with respect to the new proxy disclosure rules. Hewitt also provided advice regarding the impact of the acquisitions and subsequent divestitures on our compensation program design and objectives as well as the appropriateness of the companies within our industry and supplemental peer groups. When requested to do so by the Compensation Committee, the Hewitt consultant also provides recommendations for pay and program level changes.

From time to time, the Company also retains third-party consultants, which may include Hewitt, for various purposes including assistance with more broad-based compensation, benefits and human resources related issues and assignments. The nature and scope of such designated consultant’s assignments depends on the particular needs of the Company at that time. On an annual basis, the Compensation Committee reviews the performance of the Committee-retained executive compensation consultant (Hewitt) and determines whether to retain such consultant’s services for the coming year. As part of that process, the Committee reviews both the volume and scope of additional non-executive related assignments conducted by Hewitt.

Nominating and Corporate Governance Committee

Ms. Eberhart and Messrs. Barcus, Bryan, Butler, Gordon and Poduska served as members of the Nominating and Corporate Governance Committee throughout 2006. Mr. Albert served on the Committee through May 2006. Mr. Bryan served as chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held four meetings in 2006.

The Nominating and Corporate Governance Committee has overall responsibility for:

•	recommending nominees for director to the full Board;

•	reviewing the qualifications of existing Board members before they are nominated for re-election to the Board;

•	recommending members of the Board for committee membership;

•	proposing Corporate Governance Guidelines for the Company and reviewing them annually;

•	oversight of the Company’s compliance structure and programs;

•	developing an evaluation process for the Board;

•	overseeing the emergency and expected CEO succession plans; and

•	reviewing and investigating any reports to the Company’s anonymous reporting hotline regarding non-financial matters.

The Nominating and Corporate Governance Committee Charter is posted on the Company’s website at www.anadarko.com.

Executive Committee

The Board re-elected Messrs. Allison, Bryan, Butler, Gordon and Hackett as members of the Executive Committee in May 2006. Mr. Gordon served on the Executive Committee in his capacity as Lead Director. This Committee is not an independent committee; however, the majority of the members of the Executive Committee are independent directors. Mr. Allison, a retired Company executive, and Mr. Hackett, the Company’s Chairman, President and CEO, are members of this Committee. Mr. Hackett is chairman of the

Executive Committee. In accordance with the Company’s bylaws, the Executive Committee acts with the power and authority of the Board in the management of the business and affairs of the Company while the Board is not in session. The Executive Committee has generally held meetings to approve specific terms of financing or other transactions that have previously been approved by the Board. During 2006, the Executive Committee met four times.

Enterprise Resource Planning Committee

The Board created the Enterprise Resource Planning Committee in January 2005 for the special purpose of providing input and advice to the Company during its implementation of the Enterprise Resource Planning Project. The Board elected Messrs. Butler and Poduska and Ms. Eberhart as members of the Enterprise Resource Planning Committee, with Ms. Eberhart serving as the chairperson. Enterprise Resource Planning integrates back-office systems across the Company by implementing a modern, integrated software system that automates the tasks necessary to perform various business functions. The Enterprise Resource Planning Committee was created with an initial term of one year. In February 2006, the Board renewed and extended the term of the Enterprise Resource Planning Committee by one year. The members of the Enterprise Resource Planning Committee receive only the standard meeting attendance fee and do not receive a committee membership retainer or a retainer for serving as chairman of the committee. The Enterprise Resource Planning Committee met once in 2006. The Board did not take any action to renew and extend the term of the Enterprise Resource Planning Committee which expired in February 2007.

STOCK OWNERSHIP

As of March 21, 2007, there were 468,105,218 shares of Anadarko common stock outstanding entitled to vote at the meeting. Each of these shares is entitled to one vote. The information provided below summarizes the beneficial ownership of officers and directors of the Company and owners of more than 5% of outstanding common stock. “Beneficial ownership” generally includes those shares of common stock someone has the power to vote, sell or acquire within 60 days. It includes common stock that is held directly and also shares held indirectly through a relationship, a position as a trustee or under a contract or understanding.

Directors and Executive Officers

On February 28, 2007, the directors and executive officers of the Company beneficially owned, in the aggregate, 4,317,816 shares of Anadarko common stock (approximately 0.9% of the outstanding shares entitled to vote at that time).

	Amount and Nature of Beneficial Ownership
			Shares
	Number of Shares		Acquirable	Total
	Beneficially		Within	Beneficial	Percent
Name of Beneficial Owner	Owned(1)		60 Days	Ownership	of Class

James T. Hackett	302,257		276,667	578,924	*
R. A. Walker	71,491		7,600	79,091	*
Karl F. Kurz	66,152		24,734	90,886	*
Robert K. Reeves	47,021		101,001	148,022	*
Mark L. Pease	136,612	(2)	186,600	323,212	*
David R. Larson	15,527	(2)	—	15,527	*
Diane L. Dickey	12,959	(2)	—	12,959	*
Robert J. Allison, Jr.	529,262		15,000	544,262	*
Larry Barcus	109,208		75,000	184,208	*
James L. Bryan	24,256		95,000	119,256	*
John R. Butler, Jr.	63,341	(3)	75,000	138,341	*
Luke R. Corbett	500		10,000	10,500	*
H. Paulett Eberhart	4,500		35,000	39,500	*
John R. Gordon	148,752		95,000	243,752	*
John W. Poduska, Sr.	35,562	(4)	55,000	90,562	*
All directors and executive officers as a group, (24 persons)	2,007,111		2,310,705	4,317,816	*

*	Less than one percent

(1)	This number does not include shares of common stock which the directors or officers of the Company have the right to acquire within 60 days of February 28, 2007.

(2)	These amounts are taken from the last Forms 4 filed with respect to Ms. Dickey which was on January 5, 2006, with respect to Mr. Larson on January 5, 2006, and with respect to Mr. Pease on December 5, 2006.

(3)	This amount includes 6,148 shares held by a trust.

(4)	This amount includes 1,848 shares held by a family limited partnership.

Owners of More than Five Percent of Anadarko Stock

The following table shows the beneficial owners of more than five percent of the Company’s common stock based on information received as of February 15, 2007.

		Amount and Nature
		of Beneficial
Title of Class	Name and Address of Beneficial Owner	Ownership		Percent of Class

Common Stock	ClearBridge Advisors, LLC 399 Park Avenue New York, NY 10022	41,807,555	(1)	9.09%
Common Stock	Barclays Global Investors, NA. 45 Fremont Street, 17th Floor San Francisco, CA 94105	33,111,934	(2)	7.19%
Common Stock	Neuberger Berman Inc. 605 Third Avenue New York, NY 10158	28,665,136	(3)	6.24%

(1)	Based upon its Schedule 13G filed February 6, 2007 with the SEC with respect to its securities as of December 31, 2006, ClearBridge Advisors, LLC has shared voting power as to 37,452,804 shares and shared dispositive power as to 39,507,461 shares, ClearBridge Asset Management, Inc. has shared voting power as to 67,815 shares and shared dispositive power as to 1,666,194 shares, and Smith Barney Fund Management LLC has shared voting power as to 633,900 shares and shared dispositive power as to 633,900 shares.

(2)	Based upon its Schedule 13G filed January 9, 2007 with the SEC with respect to its securities as of December 31, 2006, Barclays Global Investors, NA has sole voting power as to 22,133,759 shares and sole dispositive power as to 25,562,896 shares, Barclays Global Fund Advisors has sole voting and dispositive power as to 3,137,528 shares, Barclays Global Investors, Ltd. has sole voting and dispositive power as to 3,188,331 shares, Barclays Global Investors Japan Trust and Banking Company Limited has sole voting and dispositive power as to 467,247 shares, Barclays Global Investors Japan Limited has sole voting and dispositive power as to 755,932 shares.

(3)	Based upon its Schedule 13G filed February 13, 2007 with the SEC with respect to its securities as of December 31, 2006, Neuberger Berman Inc. has sole voting power as to 20,717,015 shares, shared voting power as to 964,800 shares and shared dispositive power as to 28,665,136 shares, and Neuberger Berman LLC has sole voting power as to 20,717,015 shares, shared voting power as to 964,800 shares and shared dispositive power as to 28,665,136 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by the SEC’s regulations to furnish the Company and any exchange or other system on which such securities are traded or quoted with copies of all Section 16(a) forms they filed with the SEC.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all reporting obligations of the Company’s officers, directors and greater than ten percent stockholders under Section 16(a) were satisfied during the year ended December 31, 2006, except that in June 2006 a late Form 4 was filed for Charlene A. Ripley relating to the exercise in 2004 of an option to purchase 455 shares of the Company’s common stock.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board is responsible for independent, objective oversight of the Company’s accounting functions and internal controls over financial reporting. The Audit Committee is composed of three directors, each of whom is independent as defined by the NYSE listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The independent auditor is also responsible for performing independent audits of the Company’s internal controls over financial reporting and of management’s assessment of the effectiveness of controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

KPMG LLP served as the Company’s independent auditor during 2006 and was appointed by the Audit Committee to serve in that capacity for 2007. KPMG LLP has served as the Company’s independent auditor since its initial public offering in 1986.

In connection with these responsibilities, the Audit Committee met with management and the independent auditor to review and discuss the December 31, 2006 financial statements and matters related to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also discussed with the independent auditor the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee also received written disclosures from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent auditor that firm’s independence.

Based upon the Audit Committee’s (i) review and discussions with management and the independent auditor and (ii) review of the representations of management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

THE AUDIT COMMITTEE
H. Paulett Eberhart, Chairperson
John R. Butler, Jr.
Larry Barcus

EXECUTIVE COMPENSATION

Compensation and Benefits Committee Report
on 2006 Executive Compensation

The Compensation and Benefits Committee (“Compensation Committee”), listed beginning on page 14, is responsible for establishing and administering the executive compensation programs of the Company. The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND BENEFITS
COMMITTEE

John W. Poduska, Sr., Chairman
James L. Bryan
John R. Gordon

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis will focus on the following:

•	the objectives of our executive compensation program, including the behaviors and results it is designed to encourage and reward;

•	the elements of our executive compensation program and the reasons why we have chosen these elements; and

•	how we make compensation decisions and determine the amount of each element of compensation.

Objectives of Our Executive Compensation Program

In August 2006, we acquired Kerr-McGee Corporation and Western Gas Resources, Inc. in separate all-cash transactions totaling $21.1 billion plus the assumption of $2.2 billion in debt. Since the acquisitions, we have been restructuring the Company and divesting selected assets to refocus our asset portfolio and reduce debt. In light of the significant changes in our organization, including our recent significant acquisitions of Kerr-McGee and Western Gas Resources, our Compensation Committee has been reviewing our compensation programs, objectives and structure to reconfirm and ensure their appropriateness. We believe that collectively our current programs support our business strategy and align the interests of our executive officers with those of our shareholders. While the Compensation Committee will continue to evaluate appropriate modifications to our compensation objectives and structure, the following discussion reflects our executive compensation program as applied by the Compensation Committee during 2006 and to date in 2007.

The objectives of our executive compensation program are as follows.

•	To align the interests of our executives with those of our shareholders. We link a significant portion of compensation to the achievement of specific short-term and long-term financial, operational and strategic goals for the Company. To further align the interests of our executives with those of our shareholders, we provide a meaningful component of compensation in the form of stock-based awards.

•	To attract and retain highly qualified and talented executives to lead our company. In recent years, there has been strong demand for talented executives within the oil and gas exploration and production industry. Our overall compensation levels are targeted to attract the type of talent needed to achieve and maintain a leadership position in the industry. Accordingly, we typically set our targeted total compensation for our executives at or near the top quartile as compared to our peer group and other appropriate benchmarks, provided our performance exceeds that of peer companies.

•	To foster a team approach to achievement of our business objectives. We believe that an environment that fosters collaboration will best ensure the achievement of our long-term success. Accordingly, we have an internal pay equity practice that recognizes the importance of all members of the executive team and encourages collaboration in the achievement of our business objectives.

How We Make Compensation Decisions

Compensation Design

We establish target total compensation levels for each executive officer. These target compensation levels are generally designed to place our executive officer compensation at or near the top quartile as compared to our industry peer group, if Company performance exceeds that of our peers and individual performance targets are achieved. In addition, in setting total compensation levels for each executive officer, we compare target compensation levels among each of our executive officers to ensure they are appropriate when considering each executive’s role, experience level and contribution to the organization.

We also develop and review “tally sheets” of named executive officer compensation. These provide management and the Compensation Committee a single source for viewing total compensation and include snapshots of:

•	current total annual compensation, including salary, incentives, stock compensation, benefits and perquisites;

•	accumulated unvested stock award values, and total stock ownership levels; and

•	estimated termination liabilities for a variety of voluntary and involuntary termination events.

To achieve our objectives, our executive compensation program consists of fixed components, such as base salaries, and variable, or “at risk”, components such as short-term and long-term compensation. Variable compensation components such as annual cash bonuses or equity awards must either be earned based on individual or Company performance or may be subject to a substantial risk of forfeiture if certain conditions are not met. Variable components are not guaranteed to provide compensation. We establish target total compensation so that the majority is variable. Variable compensation comprises approximately 80% of the named executive’s targeted annual total compensation, exclusive of benefits and perquisites.

Base Salary.  Base salaries are considered “fixed” compensation because they provide a predetermined level of income not tied to performance or risk of forfeiture. Base salary levels are designed to:

•	be commensurate with the relative size and scope of an officer’s responsibilities relative to industry peer companies;

•	where considered appropriate, be competitive with salaries at general industry companies; and

•	reflect individual experience, expertise, and sustained performance in the role.

Short-term Compensation.  Short-term compensation consists primarily of annual cash bonuses. The short-term components are designed to:

•	reward the contributions of all executive officers and employees toward the Company’s annual financial, operational and strategic goals; and

•	reward individual performance, and recognize the scope of individual responsibility commensurate with other peers internally and in the competitive marketplace.

Long-term Compensation.  Long-term compensation is comprised of various forms of equity compensation. The long-term elements are designed to:

•	reward achievement of internal performance goals and performance relative to industry peers over a multi-year period (typically three to five years);

•	assist the Company in long-term retention of key personnel; and

•	further align the interests of our executive officers with our shareholders.

The long-term incentive program uses a combination of performance measures to focus the executive officers on executing the Company’s long-term strategic goals and maximizing shareholder returns. Strong executive performance demonstrated in the top half of the peer sector should deliver pay results in the top quartile.

Compensation Process

Benchmarking.  Benchmarking is one of several elements the Compensation Committee considers when approving compensation actions. Other factors include individual experience, internal equity, development and/or succession status, and other individual or organizational circumstances. In addition, we believe that our compensation program must also be competitive in the marketplace. Benchmarking can assist the Compensation Committee in assessing how competitive and reasonable our compensation practices and programs are against companies of similar size and purpose. With high commodity prices and a shortage of qualified executive and commercial talent within the oil and gas industry, benchmarking exercises continue to reflect increasing levels of compensation. This is further supported by the size of compensation packages being offered by competing companies to employees within our industry. We believe that offering competitive compensation arrangements to retain our executives is beneficial to the Company to ensure continuity in our operations and avoid the significant costs and loss of efficiency involved with recruiting and replacement hiring.

In May 2006, the Compensation Committee approved the use of two groups as reference points for future assessments of competitive executive compensation practices:

•	a primary benchmark group, which consists of select industry peer companies similar in size and scope of operations; and

•	a supplemental benchmark group, which consists of select companies from diverse industries that are similar to our size and scope.

The Company benchmarks total executive compensation against the primary benchmark group. The supplemental benchmark group illustrates broader trends and provides an additional reference point for executive officer positions that are not exclusive to the oil and gas industry. Our acquisitions of Kerr-McGee Corporation and Western Gas Resources prompted the Compensation Committee to revisit the composition of both primary and supplemental benchmark groups in the latter part of 2006, not only because of the Company’s increase in assets and revenues against the then current peer group list, but also as a result of ongoing consolidation within the E&P industry that reduced the population of comparable peer companies following the acquisitions of Kerr-McGee and Burlington Resources.

Based on a review of available industry peers and their relative size and scope based on latest available assets, revenues, number of employees and market capitalization, the Company added Chesapeake Energy Corporation, Chevron Corporation and EnCana Corporation to its current industry peer group. Accordingly, the current industry peer group consists of the following companies:

•	Apache Corporation

•	Chesapeake Energy Corporation

•	Chevron Corporation

•	ConocoPhillips

•	Devon Energy Corporation

•	EnCana Corporation

•	EOG Resources, Inc.

•	Hess Corporation

•	Marathon Oil Corporation

•	Noble Energy, Inc.

•	Occidental Petroleum Corporation

•	Pioneer Natural Resources Company

There are a very limited number of companies that closely resemble Anadarko in size, scope and nature of business operation. Our oil and gas industry peer group contains companies in our industry that are both larger and smaller in scope and that operate in different business segments in the industry such as refining. However, we compete with these companies for talent and believe the selected companies are currently the most appropriate with respect to benchmarking exercises. The differences and similarities between Anadarko and its peer group are taken into consideration when referencing benchmarks for compensation decisions.

Based on recommendations from the Committee’s compensation consultant, the supplemental general industry peer group was also revised to consist of the following companies based on the Company’s estimated new size and scope (capturing companies both above and below our position), and available compensation program information:

•	Automatic Data Processing

•	Baxter International Inc.

•	Burlington Northern Santa Fe Corp.

•	Campbell Soup Company

•	Colgate-Palmolive Co.

•	Emerson Electric Company

•	First Data Corporation

•	Gannett Co. Inc.

•	Illinois Tool Works, Inc.

•	ITT Corporation

•	Kellogg Co.

•	NiSource Inc.

•	Pepco Holdings, Inc.

•	PG&E Corporation

•	Praxair, Inc.

•	Texas Instruments Inc.

Elements of Compensation

The elements of our compensation program include: (1) base salary, (2) cash bonuses, (3) equity compensation, and (4) other benefits, including welfare and retirement benefits, perquisites, severance benefits and change of control benefits. Our Chief Executive Officer, James T. Hackett, provides recommendations to the Compensation Committee for each component of pay for all executive officers while the Compensation Committee, with input from Hewitt, determines on its own the salary for Mr. Hackett. Mr. Hackett does not make recommendations on his own compensation. The following section describes these compensation elements and how we determine the amount of each element.

Base Salary

Base salary is considered an important component of each executive’s total compensation package as it provides for a basic level of annual income. In determining base salaries, the Compensation Committee considers each executive’s qualifications, past experience, performance and accomplishments, overall scope of responsibilities, future potential and related tax deductibility implications. We also consider the competitive base salary practices at peer companies along with the base salary levels of other executives within the Company. Base salaries for executive officers are generally targeted between the 50th and 75th percentiles of the comparative market data of the industry peer group. The base salaries of the named executive officers are reviewed on an annual basis each November, and may be reviewed at the time of a promotion or other change in responsibilities.

During 2006, off-cycle salary increases were provided for Mr. Walker and Mr. Kurz. On May 10, 2006, the Compensation Committee approved a base salary increase for Mr. Walker from $425,000 to $475,000. The new base salary reflected Mr. Walker’s increasing leadership position and development in his role as the

Company’s Chief Financial Officer and is closer to the median competitive market value, consistent with the Company’s stated compensation philosophy. On August 9, 2006, the Compensation Committee approved a base salary increase for Mr. Kurz in recognition of his increased responsibilities in his new role as Senior Vice President, North America Operations, Midstream and Marketing. The increase in base salary from $375,000 to $450,000 was effective August 1, 2006 and positioned Mr. Kurz’s base salary at a level equivalent to the base salaries of other internal operational Senior Vice Presidents.

The results of the salary benchmarking study prepared by Hewitt Associates for 2006 determined that Mr. Hackett’s salary was between the 50th and 75th percentiles of the oil and gas industry peers. Salaries of the other named executive officers were positioned at or below the median of the peer benchmark. Merit increases normally take effect on November 1st of each year and the 2006 merit increases for our officers, approved by the Compensation Committee on November 14, 2006 ranged from 4% to 12% with an average increase of 7%. The named executive officers received increases as follows based on the individual executive officer’s performance and a review of the Company’s peers:

		Salary Effective
		November 1,
Name	Previous Salary	2006	Increase %

Mr. Hackett	$1,300,000	$1,400,000	7.7%
Mr. Walker	$475,000	$525,000	10.5%
Mr. Reeves	$420,000	$440,000	4.8%
Mr. Kurz	$450,000	$475,000	5.6%
Mr. Pease(1)	$450,000	$475,000	5.6%
Mr. Larson(2)	—	—	—
Ms. Dickey(2)	—	—	—

(1)	Mr. Pease separated from the Company on December 31, 2006.

(2)	Mr. Larson and Ms. Dickey separated from the Company on August 31, 2006.

On February 12, 2007, Mr. Kurz’s base salary was increased to $525,000 in recognition of his increased responsibilities in his new role as Chief Operating Officer.

Bonuses

Our officers participate in the Annual Incentive Plan, which was last approved by shareholders in 2004. The plan puts a significant portion of an executive’s compensation at risk by linking potential annual compensation to the Company’s achievement of specific performance metrics during the year. The performance metrics are established at the beginning of each year by the Compensation Committee.

In February 2006 the Compensation Committee approved internal operational, financial and safety measures including a minimum level of performance above which bonuses begin to accrue, a target level of performance required to earn the target bonus payout and the respective weightings for each measure.

The calculations for the bonus payouts for 2006 were weighted:

•	25% for reserve additions,

•	25% for production volume growth,

•	15% for finding and development costs per Barrel of Oil Equivalent (BOE) of Reserves Added,

•	25% for earnings before interest, taxes, depreciation and amortization (EBITDA) divided by sales volume for the year, and

•	10% for total recordable incident rate per 100 regular employees, which was calculated as the lost time accidents plus medical treatment cases multiplied by 200,000 hours divided by total company hours worked.

During 2006, the Company did not achieve the performance measures adopted for reserve additions or finding and development costs but did achieve 200% of the production volume growth metric, 270% of the EBITDA metric and 192% of the safety metric.

For 2006, individual bonus targets for named executive officers ranged from 60% to 130%. Executives may receive up to 200% of their individual bonus target if the Company significantly exceeds the specified performance metrics and, conversely, no bonus is paid if the Company does not achieve a minimum threshold level of performance as detailed above. The bonus targets are intended to provide a designated level of compensation opportunity, as stated in our philosophy, when the executive officers achieve their specified performance metrics as approved by the Compensation Committee.

Actual bonus awards are determined by the Compensation Committee according to the Company’s and each named executive officer’s level of achievement against the established performance metrics. Annual incentive awards are determined as a percentage of each named executive officer’s earnings for the plan year. The awards paid to the named executives under the shareholder-approved Annual Incentive Plan are generally deductible for federal income tax purposes because they qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Annual Incentive Plan awards for 2006 paid to each of the named executive officers are shown in the table below and are reflected in the non-equity incentive plan compensation column of the Summary Compensation Table. The opportunity for awards under the Annual Incentive Plan (from threshold to maximum payment) are included in the Grants of Plan-Based Awards table. Prorated changes in the annual target bonus levels can occur during the year if there are changes in an officer’s job responsibilities that warrant such a target change.

Following the Compensation Committee’s formal evaluation of the Company’s performance for 2006, as measured against the prescribed performance metrics, the Compensation Committee confirmed that the formulaic calculation for the 2006 performance goals for purposes of Section 162(m) was equal to 137% of target for the named executives under the Annual Incentive Plan. The Compensation Committee applied downward discretion in determining the actual awards for the named executive officers after taking into consideration each named executive’s contributions and role in the integration efforts and accomplishments that followed the mid-year acquisitions as well as several factors that served to influence the calculated 137% performance rating. The Compensation Committee noted that the Company’s safety results for the year were excellent and greatly exceeded expectations. The Compensation Committee also noted that while production growth results exceeded expectations, it was largely influenced by the increased production attributable to the acquisitions of Kerr-McGee and Western Gas Resources. Additionally, above-target performance for EBITDA/BOE (a cash flow per barrel measure) was primarily due to higher than budgeted revenue realizations for 2006, which were in part externally driven. While the Company’s reserve additions and finding and development costs did not achieve the thresholds adopted for 2006, the Compensation Committee considered the circumstances related to those results.

Based on the above considerations for each performance measure, the Compensation Committee approved a 110% performance rating under the Annual Incentive Plan for determining bonus payouts to employees. In selected cases, the Committee approved special awards beyond this level, including for some of the named executives. The approved bonus awards to Messrs. Hackett, Walker, Reeves and Kurz represent 110%, 135%, 135% and 110%, respectively, of each officer’s 2006 bonus target. The higher awards for Messrs. Walker and Reeves were in recognition of their leadership and contributions towards the successful acquisitions, divestitures and related merger integration.

Based on the Compensation Committee’s review in November 2006 of the competitive market data provided by the compensation consultant, the Committee approved continuation of the same bonus targets for 2007 (as outlined in the table below) for Messrs. Hackett, Walker, Reeves and Kurz. In February 2007, the Compensation Committee approved an increase in the bonus target for Mr. Kurz from 95% to 100% for 2007 in recognition of his appointment to the role of Chief Operating Officer.

Targets and actual awards for each of the named executive officers are illustrated in the table below.

	Threshold						Actual
	Payout as a	Target		Maximum			Award as a
	% of	Payout as a		Award as a		Actual	% of
Name	Salary	% of Salary		% of Salary		Award ($)	Target

Mr. Hackett	0%	130%		260%		$1,882,834	110.0%
Mr. Walker	0%	85%		170%		$535,500	135.0%
Mr. Reeves	0%	85%		170%		$485,775	135.0%
Mr. Kurz	0%	85	%/95%(1)	170/190	%(1)	$404,823	110.0%
Mr. Pease(2)	0%	95%		190%		—	—
Mr. Larson(2)	0%	60%		120%		—	—
Ms. Dickey(2)	0%	60%		120%		—	—

(1)	Mr. Kurz began 2006 with an incentive target of 85% of salary. His target was increased from 85% to 95% effective August 1, 2006 in recognition of his increased responsibilities in his new role as Senior Vice President, North America Operations, Midstream and Marketing. Mr. Kurz’s actual bonus award for 2006 was based on his 85% bonus target from January 1, 2006 through July 31, 2006 and his 95% bonus target from August 1, 2006 through December 31, 2006.

(2)	The Annual Incentive Plan requires participants to be employed on the day of payout in order to receive an award. Mr. Pease separated from the Company on December 31 and Mr. Larson and Ms. Dickey separated on August 31; as a result, they did not receive payouts under the Annual Incentive Plan for 2006.

Equity Compensation

The Company periodically makes equity-based awards under the 1999 Stock Incentive Plan to align the interests of executive officers with those of shareholders by emphasizing the long-term growth in value of the Company. The 1999 Stock Incentive Plan was last approved by shareholders in May 2005. For 2006, the annual equity awards consisted of a combination of stock options, time-based restricted stock and performance unit awards. Stock options and performance units are intended to qualify as “performance based” under Section 162(m) of the Internal Revenue Code whereas time-based restricted stock is not considered performance based for purposes of this IRS statute and regulations promulgated thereunder. The annual long-term incentive target value of the awards has been allocated so that approximately one-third of the value is provided by each of the three incentive vehicles. The Compensation Committee believes this award structure provides a combination of equity-based vehicles that is performance-based in absolute and relative terms, while also encouraging retention. In addition, the use of performance unit awards and restricted shares enables the Company to better manage its stock dilution.

In determining the value of awards provided to each named executive officer, the Compensation Committee reviews competitive market data to determine appropriate stock awards based on the executive’s position and the market value of the stock. The Compensation Committee takes into account the scope of the individual’s position, ability to influence results and create shareholder value, past performance and future expectations. In addition, the Compensation Committee considers the cost of the awards, the impact on dilution, the value in relation to other components of target compensation and the value of previous stock grants when determining the grant sizes for executive officers.

Annual long-term incentive awards for named executive officers are typically made at the regularly scheduled meeting of the Compensation Committee each November. In 2006, the annual long-term incentive awards were approved by the Compensation Committee at a special meeting on December 4, 2006. The 2006 awards were delayed slightly in 2006 to allow the Company to complete its restructuring activities associated with the acquisitions of Kerr-McGee Corporation and Western Gas Resources in August and to coincide as closely as possible with the December 1, 2006 equity awards made to non-officer employees. On occasion, the Compensation Committee will approve awards to officers during the course of the year to induce an executive to join the Company or to recognize a significant promotion or performance achievement. The actual hiring equity award is made on the executive’s first day of employment with the Company. Promotional and achievement awards are approved by the Compensation Committee at a regularly scheduled or special meeting of the Compensation Committee and the grant date is always the date of approval.

Stock Options.  We believe stock options align the interests of our executives with those of shareholders since an executive can only benefit if our stock price increases. Consistent with awards under the Annual Incentive Plan, stock options support our pay for performance philosophy. Stock options awarded to our executive officers incorporate the following features:

•	the term of the grant does not exceed seven years;

•	the exercise price is not less than the market price on the date of grant;

•	repricing of options to a lower strike price is prohibited, unless approved by shareholders;

•	options typically vest 33% per year beginning with the first anniversary of the date of grant; and

•	generally, an executive will forfeit any unvested stock options if the executive terminates voluntarily or is terminated for cause prior to the vesting date.

In order to simplify reporting under the new SEC requirements and to ease administration of the Company equity compensation plans, we elected to change the definition of grant date fair market value effective with the awards made to directors in November 2006 and to non-officer employees and executives in December 2006 from the average high and low stock prices on the date of grant to the closing stock price on the date of grant.

Restricted Stock.  Restricted stock provides executives an opportunity to receive shares of company stock provided they remain employed with the Company for a set period of time. Awards of restricted stock provide a valuable retention element to the overall compensation package for our executives. As with stock options, restricted stock awards provide a stock ownership vehicle and direct link to shareholder value creation since the value of the award can fluctuate up or down with changes in the Company’s stock price. Restricted stock awards typically vest equally over three years from the date of grant. Executives receive dividends on the shares and also have voting rights. Generally, an executive will forfeit any unvested restricted shares if the executive terminates voluntarily or is terminated for cause prior to the vesting date.

Performance Units.  Performance unit awards may be earned by the named executive officers if specific goals, focused on the long-term strategic objectives of the Company, are achieved. Each performance award is denominated in shares of our stock and has a three-year “cliff vesting” performance period. Each named executive officer is awarded a target award. Payments can range from 0% to 200% of each individual’s initial award at grant. Executives do not have voting rights and no dividends are paid on these awards until earned.

The ultimate payout of these awards, if any, is dependent on two equally-weighted performance measures: Reserve Replacement Efficiency (RRE) and Total Shareholder Return (TSR).

•	RRE is an industry-specific metric that helps assess returns on invested capital. RRE is calculated as the after-tax cash margin per Barrel of Oil Equivalent divided by Finding and Development Costs per Barrel of Oil Equivalent. For the 2007 to 2009 performance cycle, if RRE is below 1.2, no award will be earned. A RRE between 1.2 and 1.35 results in a payment between 50% and 100% of target. A RRE between 1.35 and 2.0 will result in payments between 100% and 200% of target.

•	The TSR measure provides an external comparison of the Company’s performance against a peer group of companies and will only provide payout if the Company’s relative total shareholder return ranks in the top half of the peer group with a maximum payout of 200% of target, if the Company’s TSR ranks first in the peer group of companies. The peer group for the 2007 to 2009 performance cycle includes Apache Corporation, ConocoPhillips, Devon Energy Corporation, EnCana Corporation, EOG Resources Inc., Hess Corporation, Marathon Oil Corporation, Noble Energy Inc., Occidental Petroleum Corporation, Pioneer Natural Resources Company and Talisman Energy Inc. If any peer companies cease to exist during the performance period, the Compensation Committee has approved Chevron Corporation, Chesapeake Energy Corporation and XTO Energy, Inc. as replacement companies (in the order provided).

As part of the Compensation Committee’s November 2006 annual review of competitive total compensation levels for executive officers, the Compensation Committee considered each component of compensation, including base salary and target bonus opportunity, in determining appropriate long-term incentive awards for executive officers. Based on the competitive review, the Compensation Committee made stock option, restricted share and performance unit awards to the executive officers, including the named executive officers as reflected in the table below:

			Target
			Performance
Name	Stock Options	Restricted Stock	Units

Mr. Hackett	191,000	58,500	62,000
Mr. Walker	46,400	14,300	15,100
Mr. Reeves	35,500	10,900	11,600
Mr. Kurz	38,200	11,800	12,400
Mr. Pease(1)	38,200	11,800	12,400
Mr. Larson(2)	—	—	—
Ms. Dickey(2)	—	—	—

(1)	Mr. Pease separated from the Company on December 31, 2006.

(2)	Mr. Larson and Ms. Dickey separated from the Company on August 31, 2006.

The stock options and restricted shares noted above were approved by the Compensation Committee on December 4, 2006. The stock options were granted at a fair market value based on the closing stock price on December 4th, will vest pro-rata over three years beginning one year from the date of grant and are subject to a seven-year term. The restricted shares will vest pro-rata over three years, beginning one year from the date of grant. The Performance Units and related performance measures were approved by the Compensation Committee on December 11, 2006 for the three-year performance period beginning January 1, 2007. On January 10, 2007, the Compensation Committee approved special stock option awards for Messrs. Hackett, Walker, Kurz, Reeves and certain other officers. The grants to named executive officers were made to recognize each executive’s performance and leadership in executing the acquisitions and integration of Kerr-McGee and Western Gas Resources into Anadarko, as well as leadership during the Company’s implementation and integration of accounting and information technology systems. On January 23, 2007, at the request of Messrs. Hackett, Kurz, Reeves and Walker, the Compensation Committee modified the terms of such stock option awards for these officers to raise the strike price of their option awards from $40.51 to $48.90 so that these officers could only realize the value of such awards after the Company’s stock price exceeds the trading price prior to the announcement of the acquisitions. Each of these officers executed an amendment to his respective stock option agreement reflecting this change in strike price.

Retirement Benefits

We offer various retirement benefits to our employees to match competitive practices in our industry, provide for long-term retention of key personnel, provide comprehensive financial security, and allow our employees to take advantage of the tax and financial security benefits long-term retirement planning can provide.

Employee Savings Plan.  The Anadarko Employee Savings Plan (the “Savings Plan”) is a tax-qualified retirement savings plan that allows participating employees the opportunity to contribute up to 30% of eligible compensation on a before-tax basis or on an after-tax basis, into their Savings Plan accounts. Eligible compensation for named executive officers includes salary and payments under the Company’s Annual Incentive Plan. Under the Savings Plan, the Company matches an amount equal to one dollar for each dollar contributed by participating employees up to six percent of their total eligible compensation.

Pursuant to IRS rules, effective for 2006, the Savings Plan limits the “additions” that can be made to a participating employee’s account to $44,000 per year. “Additions” include the Company’s matching contributions, employee before-tax contributions and employee after-tax contributions.

Of those additions, the current maximum before-tax contribution is $15,000 per year (or $20,000 per year for eligible participants age 50 and over). In addition, no more than $220,000 of 2006 annual compensation may be taken into account in computing benefits under the Savings Plan.

Savings Restoration Plan.  The Company has a Savings Restoration Plan that accrues a benefit substantially equal to the amount that, in the absence of the limits set forth above, would have been allocated to an employee’s account as Company matching contributions under the Savings Plan. Amounts in the Savings Restoration Plan receive earnings based on the performance of Company stock. In January 2007, the Company amended this Plan so that the earnings are no longer tied to the performance of Company stock, but permits participants to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds provided in the Savings Plan.

Amounts deferred, if any, under the Savings Plan and the related Restoration Plan by the named executive officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table. Our matching contributions allocated to the named executive officers under the Savings Plan and the related Restoration Plan are shown in the “All Other Compensation” column of the Summary Compensation Table.

Retirement Plans.  The Anadarko Retirement Plan (the “Retirement Plan”) is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers all United States employees. Due to limitations imposed by the Internal Revenue Code that restrict the amount of benefits payable under tax-qualified plans, the Company also sponsors a Retirement Restoration Plan (collectively the “Retirement Plans”) that covers all employees. Benefits under the Retirement Plans are based upon the employee’s years of service and the greater of either:

•	the annual average highest compensation over three consecutive calendar years out of the last 10 years of employment with the Company; or

•	the annual average compensation over the last 36 consecutive months of employment.

The Retirement Plans do not require contributions by employees and an employee becomes vested in his or her benefit at the completion of five years of service as defined in the Retirement Plans. Compensation covered by the Retirement Plans for the named executive officers includes salary and payments under the Annual Incentive Plan. The amount of compensation that may be considered in calculating benefits under the Retirement Plan is limited by law. For 2006, the annual limitation is $220,000. Compensation in excess of $220,000 is recognized in the Restoration Plan.

Benefits under our Retirement Plan are calculated as an annuity equal to the sum of:

•	1.4% x average compensation x years of service; and

•	0.4% x (average compensation − covered compensation) x years of service (limited to 35 years).

Covered compensation is the average (without indexing) of the Social Security taxable wage base during the 35-year period ending with the last day of the year in which an individual reaches Social Security retirement age. Benefits are calculated based on a normal retirement age of 65; however, employees may receive a reduced benefit as early as age 55. Employees may choose to receive their benefits under several different forms provided under the Retirement Plan.

Detail regarding the accrued benefits for each of the named executive officers is provided under the Pension Benefits Table. Under the terms of his employment agreement, Mr. Hackett is eligible to receive supplemental pension benefits upon meeting certain employment conditions. Details of these arrangements are discussed further in the Employment Agreement section below and in the Pension Benefits Table on page 52.

Other Benefits

In addition to the benefits discussed above, we also provide other benefits such as medical, dental, vision, flexible spending accounts, life insurance and disability coverage to each named executive officer. These benefits, along with paid time off and holidays, are also provided to all other eligible U.S. based employees.

Further, executive officers are eligible for certain additional benefits such as excess liability, life and disability insurance. The executive disability plan was discontinued effective January 1, 2007.

We also maintain a Deferred Compensation Plan for directors and certain employees, including the named executive officers. The Deferred Compensation Plan allows employees to voluntarily defer receipt of up to 75% of their salary and/or up to 100% of their annual incentive bonus payments. The Deferred Compensation Plan permits participants to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds provided in the Savings Plan. In general, deferred amounts are distributed to the participant upon termination or at a specific date as elected by the participant. The Company does not subsidize or match these deferred amounts. Detail regarding participation in the plan by the named executive officers can be found in the Non-Qualified Deferred Compensation Table on page 53.

Perquisites

The Company provides a limited number of perquisites to the named executives to supplement their other compensation. These perquisites are assessed annually as part of the total competitive review and include:

•	Financial counseling, tax preparation and estate planning — Officers are eligible to receive reimbursement for eligible expenses up to a specified annual maximum. For 2006, the financial counseling and tax preparation benefits were limited to $18,075 in the first year of use and $10,825 for each following year, although actual costs may be less. Officers may choose to utilize an external provider of their choice and the Company will reimburse eligible expenses up to the stated annual maximum dollar limits. The estate planning services are made available to officers on an as-needed basis and the services have typically been utilized every three years. The Company pays the cost for such services directly to the Company-selected provider. All expenses related to financial counseling, tax preparation and estate planning, whether reimbursed to the officer or paid on the officer’s behalf, are considered taxable income to the officer.

•	Executive Physical Program — Officers are allowed to have a complete and professional personal physical exam on an annual basis.

•	Management Disability insurance — Provides for monthly income of 70% of base salary in the event of disability, up to a maximum of $35,000 per month. This program has been eliminated for 2007.

•	Personal Excess Liability insurance — The Company pays an annual premium to maintain liability coverage on behalf of each officer. The annual premium is imputed and considered taxable income to the officer.

•	Personal use of corporate aircraft — The Company maintains aircraft for business travel purposes. Officers may, from time to time, utilize such aircraft for personal travel. When so utilized, the compensation related to such personal use is imputed and considered taxable income to the officer as required.

•	Country Club membership — The Company reimburses officers the monthly dues related to business use. In 2006, the Company paid for a country club membership for Mr. Walker. This payment was imputed as income and was grossed-up for applicable withholding taxes.

Under certain circumstances, additional perquisites may be provided to certain officers. In general, these perquisites are provided for business purposes but may be used by the officer for personal use. Mr. Hackett has voluntarily declined to utilize the financial planning, tax preparation and estate planning perquisites offered by the Company. As required by the Board of Directors, the Company provides security services for Mr. Hackett at his home. Pursuant to our security policy, the Company also requires Mr. Hackett to use the Company’s aircraft for personal use as well as business travel. It is clearly understood that even when Mr. Hackett utilizes an aircraft for personal usage, he will engage in business activities while in flight. However, anytime Mr. Hackett employs the Company’s aircraft solely for personal use, compensation is imputed to Mr. Hackett for that use and for any passengers that may be accompanying Mr. Hackett. Personal use includes outside Board service, which indirectly benefits the Company. Compensation will be imputed, as required, to any executive officer who utilizes the Company’s aircraft for personal use.

The incremental cost to the Company of each perquisite provided is included in the “All Other Compensation” column of the Summary Compensation Table. Individual perquisite values are disclosed in the “All Other Compensation Table” and supporting footnotes following the Summary Compensation Table on page 44.

Severance Benefits

Severance Plan.  The Anadarko Severance Plan generally covers all regular full time and part time U.S. non-officer employees. The Severance Plan provides severance benefits to non-officer employees under certain involuntary termination scenarios based on the amount of their compensation and years of service with the Company. Severance is not paid if an employee separates voluntarily, retires, or is terminated as a result of cause or for death or disability. Executive Officers of the Company participate in the Anadarko Petroleum Corporation Officer Severance Plan and do not participate in the broad-based severance plan. Participants in the Officer Severance Plan are designated by the Compensation Committee. Participating Officers will be eligible for severance under the Officer Severance Plan if they are terminated involuntarily from the Company.

Under the terms of the Officer Severance Plan, involuntary termination means any termination that does not result from a resignation or retirement and does not include the following:

•	a termination for cause;

•	a termination as a result of death;

•	a termination as the result of a qualifying disability;

•	a termination that the Company expects to be temporary;

•	a termination for continued failure to perform duties or responsibilities;

•	a termination in connection with any corporate sale transaction where continued employment is available; or

•	a termination if the employee is eligible to receive benefits from the Anadarko Petroleum Corporation Change of Control Severance Pay Plan or a Key Employee Change of Control Contract.

Benefits provided under the Officer Severance Plan may vary depending upon the officer’s level within the organization and years of service with the company and are made at the discretion of the Compensation Committee. Officers receiving benefits under the Officer Severance Plan are required to execute an agreement releasing the Company from any and all claims from any and all kinds of actions arising from the officer’s employment with the Company or the termination of such employment. In practice, we have typically provided the following severance benefits to officers terminated involuntarily from the Company:

•	a payment equal to 2 times the officer’s annual base salary;

•	a payment equal to one year’s target bonus under the Annual Incentive Plan;

•	a pro-rata bonus under the Annual Incentive Plan for the year of termination;

•	if not retirement eligible, a special retirement benefit enhancement equal to the present value at the officer’s current age of the difference between the deferred vested benefit and the subsidized early retirement benefit at age 55;

•	if applicable, the present value of retiree life insurance;

•	a payment equal to the cost of providing financial planning services for two years;

•	the option to continue existing medical and dental coverage levels at current active employee rates for up to 6 months. After 6 months, the Company will pay the cost of COBRA until the first to occur of (a) 18 months or (b) obtaining comparable coverage as a result of employment with another employer;

•	the vesting of some or all unvested restricted shares and stock options; and

•	the vesting and payout of some or all outstanding performance units at target level.

Effective August 31, 2006, David R. Larson, the Company’s Vice President, Investor Relations and Financial Planning and Diane L. Dickey, the Company’s Vice President, Chief Accounting Officer, separated from the Company. Mr. Larson and Ms. Dickey received benefits under the Officer Severance Plan that were substantially similar to those described above.

Effective December 31, 2006, Mark L. Pease, Senior Vice President of Exploration and Production Technology and Services, separated from the Company and was eligible to receive benefits under the Officer Severance Plan. The benefits provided to Mr. Pease were substantially similar to the benefits described above except Mr. Pease received a payment equal to 2.5 times his annual base salary. This benefit was in recognition of his 27 years of valuable service and leadership with the Company. Complete details of Mr. Pease’s severance package can be found in our Form 8-K filed with the SEC on December 11, 2006. On January 10, 2007, the Compensation Committee approved a six-month extension of the exercise period related to Mr. Pease’s outstanding stock options, to the extent such options do not expire prior to the end of such six-month period.

Payments under the plan for Mr. Pease, Mr. Larson and Ms. Dickey are included in the “All Other Compensation” column of the Summary Compensation Table.

Change of Control Benefits

The Company utilizes various change of control benefits to assure that the Company will have the continued dedication of our regular full and part-time non-officer employees as well as our executive officers through the threat or occurrence of a change of control of the Company. These benefits also help diminish the distractions and risks created by a pending or threatened change of control and encourage each employee’s full attention and dedication to the Company.

Key Employee Change of Control Contracts.  We have also entered into key employee change of control contracts with all executive officers of the Company, including the named executive officers, with the exception of Mr. Hackett whose change of control benefits are included in Mr. Hackett’s employment agreement described on page 41. These contracts have an initial three-year term that is automatically extended for one year upon each anniversary, unless a notice not to extend is given by the Company. If a change of control of the Company (as defined below) occurs during the term of the contract, then the contract becomes operative for a fixed three-year period. These contracts generally provide that the executive’s terms of employment (including position, work location, compensation and benefits) will not be adversely changed during the three-year period after a change of control. If the Company terminates the executive’s employment (other than for cause, death or disability), the executive terminates for good reason during such three-year period, or, in certain transactions, the executive terminates employment for any reason during the 30-day period following the first anniversary of the change of control, or upon certain terminations prior to a change of control or in connection with or in anticipation of a change of control, the named executive officer is generally entitled to receive the following payment and benefits:

•	earned but unpaid compensation;

•	up to 2.9 times the executive’s base salary plus annual bonus (based on historic annual bonus);

•	the Company matching contributions which would have been made had the executive continued to participate in the Savings Plans for up to an additional three years;

•	the value of any investments credited to the executive under the Savings Restoration Plan; and

•	the present value of the accrued retirement benefit under the Retirement Plans and the additional retirement benefits, including retiree medical, which the executive would have received had he or she continued service for up to an additional three years.

In addition, the change of control contracts provide for a continuation of various medical, dental, disability and life insurance benefits and financial counseling for a period of up to three years. The contracts also provide for outplacement services and the payment of all legal fees and expenses incurred by the executive in enforcing any right or benefit provided by the change of control contract. The executive will also be entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code.

As a condition to receipt of change of control benefits, the executive must remain employed by the Company and provide services commensurate with his or her position until the executive is terminated pursuant to the provisions of the agreement. The executive must also agree to retain in confidence any and all confidential information known to him or her concerning the Company and its business so long as the information is not otherwise publicly disclosed. In 2006, no amounts were paid under the change of control contracts.

Change of Control — Stock Plans.  In addition to the change of control benefits discussed above, the Company’s stock plans provide that upon a change of control of the Company:

•	outstanding options and stock appreciation rights that are not vested and exercisable become fully vested and exercisable;

•	the restrictions on any outstanding restricted stock lapse; and

•	if any performance awards or performance-based restricted stock awards are outstanding, they become fully vested and the performance goals are deemed to be earned at target unless otherwise provided in the participant’s award agreement.

For purposes of the change of control contracts and the Company’s stock plans, a change of control is generally defined as any one of the following occurrences:

•	any individual, entity or group acquiring beneficial ownership of 20% or more of either the outstanding shares of the Company’s common stock or the combined voting power of the Company;

•	individuals who constitute the Board of Directors on the date of either the change of control contract or the Company’s stock plans, as applicable, cease to constitute a majority of the Board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date of either the change of control contract or the Company’s stock plans, as applicable, will be deemed a member of the incumbent Board;

•	a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity, unless following the business combination:

•	all or substantially all of the beneficial owners of the Company’s outstanding common stock prior to the business combination own more than 60% of the outstanding common stock of the corporation resulting from the business combination;

•	no person, entity or group owns 20% or more of the outstanding voting securities of the corporation resulting from the business combination; and

•	at least a majority of the board of the corporation resulting from the business combination were members of the Company’s Board prior to the business combination; or

•	Approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

Change of Control — Employment Agreements.  The employment agreement with James T. Hackett described on page 41 provides benefits in connection with a change of control.

Potential Payments Upon Termination or Change of Control

The following tables reflect potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-of-control or termination of employment of each named executive officer, assuming a December 31, 2006 termination date, and, where applicable, using the closing price of our common stock of $43.52 (as reported on the New York Stock Exchange as of December 29, 2006). The footnotes listed below the following tables apply to all of the tables in this section.

James T. Hackett

			Voluntary for Good
			Reason or
	Involuntary for		Involuntary
Executive Benefit	Cause or Voluntary	Involuntary Not For	Termination
and Payments	Termination	Cause Termination	(Change-in-Control)	Disability	Death
Upon Separation	(Scenario A)	(Scenario B)	(Scenario C)(1)	(Scenario D)	(Scenario E)

Compensation:
Cash Severance(2)	$—	$9,660,000	$9,660,000	$—	$—
Annual Incentive Plan Compensation (AIP)(3)(4)	$—	$1,820,000	$1,820,000	$1,711,667	$1,711,667
Long-Term Incentive Compensation:
Stock Options(5)	$—	$5,050,625	$5,050,625	$5,050,625	$5,050,625
Performance Shares(6)	$—	$10,096,640	$10,096,640	$10,096,640	$10,096,640
Stock Awards(7)	$—	$8,638,720	$8,638,720	$8,638,720	$8,638,720
Benefits & Perquisites:
Supplemental Retirement Benefits(8)	$—	$3,532,138	$7,148,506	$—	$—
Nonqualified Deferred Compensation(9)	$425,333	$425,333	$1,011,953	$425,333	$425,333
Health and Welfare Benefits(10)	$—	$43,564	$87,995	$1,168,701	$—
Life Insurance Proceeds(11)	$—	$—	$—	$—	$6,451,613
Disability Payments(12)	$—	$—	$—	$3,653,283	$—
Outplacement Assistance	$—	$—	$30,000	$—	$—
Financial Counseling(13)	$—	$—	$—	$—	$—
Excise Tax & Gross-Up(14)	$—	$—	$11,644,098	$—	$—
Total	$425,333	$39,267,019	$55,188,537	$30,744,970	$32,374,598

R.A. Walker

			Voluntary for Good
			Reason or
	Involuntary for		Involuntary
Executive Benefit	Cause or Voluntary	Involuntary Not For	Termination
and Payments	Termination	Cause Termination	(Change-in-Control)	Disability	Death
Upon Separation	(Scenario A)	(Scenario B)	(Scenario C)(1)	(Scenario D)	(Scenario E)

Compensation:
Cash Severance(2)	$—	$1,496,250	$2,884,239	$—	$—
Annual Incentive Plan Compensation (AIP)(3)(4)	$—	$396,667	$469,565	$396,667	$396,667
Long — Term Incentive Compensation:
Stock Options(5)	$—	$—	$—	$—	$—
Performance Shares(6)	$—	$1,806,080	$1,806,080	$1,806,080	$1,806,080
Stock Awards(7)	$—	$2,593,777	$2,593,777	$2,593,777	$2,593,777
Benefits & Perquisites:
Supplemental Retirement Benefits(8)(15)	$—	$—	$—	$—	$—
Nonqualified Deferred Compensation(9)	$21,607	$21,607	$200,629	$21,607	$21,607
Health and Welfare Benefits(10)	$—	$44,414	$67,502	$315,785	$
Life Insurance Proceeds(11)	$—	$—	$—	$—	$1,652,242
Disability Payments(12)	$—	$—	$—	$3,708,962	$—
Outplacement Assistance	$—	$—	$30,000	$—	$—
Financial Counseling(13)	$—	$22,560	$31,800	$—	$—
Excise Tax & Gross-Up(14)	$—	$—	$2,646,891	$—	$—
Total	$21,607	$6,381,354	$10,730,483	$8,842,878	$6,470,373

Karl F. Kurz

			Voluntary for Good
			Reason or
	Involuntary for		Involuntary
Executive Benefit	Cause or Voluntary	Involuntary Not For	Termination
and Payments	Termination	Cause Termination	(Change-in-Control)	Disability	Death
Upon Separation	(Scenario A)	(Scenario B)	(Scenario C)(1)	(Scenario D)	(Scenario E)

Compensation:
Cash Severance(2)	$—	$1,401,250	$2,528,075	$—	$—
Annual Incentive Plan Compensation (AIP)(3)(4)	$—	$368,021	$396,750	$368,021	$368,021
Long-Term Incentive Compensation:
Stock Options(5)	$—	$3,557,873	$3,557,873	$3,557,873	$3,557,873
Performance Shares(6)	$—	$1,758,208	$1,758,208	$1,758,208	$1,758,208
Stock Awards(7)	$—	$1,969,976	$1,969,976	$1,969,976	$1,969,976
Benefits & Perquisites:
Supplemental Retirement Benefits(8)	$194,218	$338,749	$828,672	$194,218	$194,218
Nonqualified Deferred Compensation(9)	$332,687	$332,687	$489,602	$332,687	$332,687
Health and Welfare Benefits(10)	$—	$40,597	$61,508	$289,415	$—
Life Insurance Proceeds(11)(16)	$—	$169,745	$169,745	$	$1,494,886
Disability Payments(12)	$—	$—	$—	$3,873,494	$—
Outplacement Assistance	$—	$—	$30,000	$—	$—
Financial Counseling(13)	$—	$22,560	$31,800	$—	$—
Excise Tax & Gross-Up(14)	$—	$—	$2,892,542	$—	$—
Total	$526,905	$9,959,666	$14,714,751	$12,343,891	$9,675,869

Robert K. Reeves

			Voluntary for Good
			Reason or
	Involuntary for		Involuntary
Executive Benefit	Cause or Voluntary	Involuntary Not For	Termination
and Payments	Termination	Cause Termination	(Change-in-Control)	Disability	Death
Upon Separation	(Scenario A)	(Scenario B)	(Scenario C)(1)	(Scenario D)	(Scenario E)

Compensation:
Cash Severance(2)	$—	$1,254,000	$2,566,500	$—	$—
Annual Incentive Plan Compensation (AIP)(3)(4)	$—	$359,833	$445,000	$359,833	$359,833
Long-Term Incentive Compensation:
Stock Options(5)	$—	$1,494,388	$1,494,388	$1,494,388	$1,494,388
Performance Shares(6)	$—	$2,097,664	$2,097,664	$2,097,664	$2,097,664
Stock Awards(7)	$—	$1,243,148	$1,243,148	$1,243,148	$1,243,148
Benefits & Perquisites:
Supplemental Retirement Benefits(8)(15)	$—	$—	$800,586	$—	$—
Nonqualified Deferred Compensation(9)	$84,977	$84,977	$244,277	$84,977	$84,977
Health and Welfare Benefits(10)	$—	$42,612	$64,586	$266,592	$—
Life Insurance Proceeds(11)	$—	$—	$—	$—	$1,384,736
Disability Payments(12)	$—	$—	$—	$3,210,664	$—
Outplacement Assistance	$—	$—	$30,000	$—	$—
Financial Counseling(13)	$—	$22,560	$31,800	$—	$—
Excise Tax & Gross-Up(14)	$—	$—	$2,718,781	$—	$—
Total	$84,977	$6,599,182	$11,736,731	$8,757,266	$6,664,747

(1)	Scenario C assumes an effective date of a Change of Control to be December 31, 2006.

(2)	In Scenario B, cash severance for all Named Executive Officers, except for Mr. Hackett, assumes a payment equal to 200% of the officer’s base salary plus 100% of the target bonus. In Scenario C, cash severance for all officers, except Mr. Hackett, assumes a payment equal to 290% of the sum of the Named Executive Officer’s salary plus highest bonus paid in the past three years. For Mr. Hackett, both Scenario B and C assume a payment equal to 300% of salary plus target bonus.

(3)	Named Executive Officers can be eligible in some instances to receive bonus payments for the year a termination occurs. For all Named Executive Officers, except Mr. Hackett, the Annual Incentive Plan values in Scenario B assume payment of a pro-rata bonus based on target bonus percentages and eligible earnings as of December 31, 2006. For all Named Executive Officers, except Mr. Hackett, Annual Incentive Plan values in Scenario C assume the full-year equivalent of the highest annual bonus the officer received over the past three years. For Mr. Hackett in both Scenario B and C, Annual Incentive Plan values assume payment of a pro-rata bonus based on the target bonus percentage and base salary in effect as of December 31, 2006.

(4)	In Scenarios D and E, the values assume that the Compensation Committee would have exercised their discretion to pay the 2006 Annual Incentive amount at the target level earned, based on actual bonus targets and eligible earnings for the year. In 2007, the Committee approved a feature in the 2007 Annual Incentive Plan that would pay target bonuses based on eligible earnings for all employees in the event of death or disability.

(5)	Calculated as the in-the-money value of unvested stock options as of December 29, 2006.

(6)	Calculated as the target value of unvested performance units/shares as of December 29, 2006.

(7)	Calculated as the value of unvested restricted stock awards as of December 29, 2006.

(8)	Supplemental retirement benefits include the lump sum present value of vested benefits related to the Company’s supplemental pension benefits. In Scenario B, for all officers except Mr. Hackett, the value includes special retirement benefit enhancement that is equivalent to the additional supplemental pension benefits that would have accrued assuming the Named Executive Officers were eligible for subsidized early retirement benefits. Values exclude vested amounts payable under the qualified plans available to all employees.

(9)	Includes the combined balances in the nonqualified Savings Restoration Plan and Deferred Compensation Plan. In Scenario C, values assume an additional three years of employer contributions in the Savings Restoration Plan based on each Named Executive Officer’s current contribution rate to the plan.

(10)	Values under Scenario B and Scenario C represent an additional 24 and 36 months, respectively, of health and welfare benefit coverage for each Named Executive Officer, except Mr. Hackett. Mr. Hackett receives 18 months under Scenario B and 36 months under Scenario C. For Scenario D, values include continuation of additional death benefit coverage provided to officers of the Company until age 65 as described in footnote 11. All amounts are present values determined in accordance with SFAS No. 106 — Employer’s Accounting for Postretirement Benefits other than Pensions.

(11)	Values in Scenario E include amounts payable under additional death benefits provided to officers and other key employees of the company. These liabilities are not insured, but are self-funded by the Company. Proceeds are not exempt from federal taxes; values shown include an additional tax gross-up amount to equate benefits with nontaxable life insurance proceeds. Values exclude death benefit proceeds from programs available to all employees.

(12)	Values represent the full executive disability benefit payable as a present value, calculated as a monthly payment of 70% of salary from December 31, 2006 until age 65, using a discount rate of 5.75% per year.

(13)	Values assume current financial counseling services continue for two years after termination in Scenario B, and three years in Scenario C. The table shows the present value of the benefit assuming a 4% growth rate in the cost of the services and a 5.89% annual discount rate. Mr. Hackett does not currently use this company-provided service; benefits are not assumed to be extended to him after termination.

(14)	Values estimate the total payment required to make each executive whole for the 20% excise tax imposed by Section 280G of the Internal Revenue code.

(15)	Mr. Walker and Mr. Reeves are not yet vested in their accrued benefits under the Retirement Restoration Plan. If the Committee chose to accelerate vesting in Scenario B, the present value of accrued benefits would equal $87,805 and $319,395 for Mr. Walker and Mr. Reeves, respectively. For Mr. Reeves accrued benefits under the Retirement Restoration Plan will become fully vested under Scenario C. For Mr. Walker, assuming vesting was accelerated in Scenario C the accrued benefit including additional service would equal $393,596.

(16)	In Scenarios B, C and E the values include the present value of Mr. Kurz’s retiree death benefit in the Management Life Insurance Plan (“MLIP”). The MLIP provides for a retiree death benefit equal to one times final base salary. This retiree death benefit is only applicable to participants who were employed by the Company on June 30, 2003. Therefore, this benefit is only applicable to Mr. Kurz.

Director and Officer Indemnification Agreements

The Company has entered into indemnification agreements with its directors and certain executive officers, in part to enable the Company to attract and retain qualified directors and executive officers. These agreements require the Company, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses for proceedings for which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy the Company may maintain from time to time. These agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Delaware law and are in addition to any other rights the Company’s directors and executive officers may have under the Company’s restated certificate of incorporation, bylaws and applicable law.

Employment Agreements

The only named executive officer with which the Company has entered into an employment agreement is the Company’s Chairman, President and Chief Executive Officer, Mr. James T. Hackett.

James T. Hackett — Employment Agreement

On December 11, 2006, our Board of Directors approved a new Employment Agreement for James T. Hackett, our Chairman, President and Chief Executive Officer. The agreement replaces Mr. Hackett’s previous Employment Agreement and Change of Control Contract which had been in place since December 2003. The consolidated agreement provides for a clearer and more simplified transition between a pre-change of control relationship and a post-change of control relationship. The consolidated agreement has also been revised to update or delete provisions in the prior employment agreement that were outdated or no longer necessary. Additionally, the consolidated agreement incorporates certain changes that are expected to be necessary in order to comply with Section 409A of the Internal Revenue Code (such as imposing a six-month waiting period on certain payments).

Under the terms of the agreement, Mr. Hackett receives a minimum annual base salary of $1,400,000, and is eligible for an annual cash bonus at a target of 130%, not to exceed 260%, of annual base salary. The agreement also outlines certain payments and benefits to be paid to Mr. Hackett under various termination scenarios, including:

•	a Without Cause Termination or Termination for Good Reason,

•	a Without Cause Termination or Termination for Good Reason within three years after a change of control, or Termination in Anticipation of a Change of Control,

•	termination for Death or Disability, and

•	voluntary Termination (other than for Good Reason).

The above scenarios are discussed in more detail on page 36 of this proxy statement. The Company will provide a gross-up payment to Mr. Hackett to the extent any of the above payments become subject to the federal excise tax relating to golden parachute payments, similar to his original employment agreement, when he was hired in December 2003. Pre-Change of Control severance benefits are conditioned upon Mr. Hackett’s and the Company’s execution of a mutual release, which was not a feature of the original contract.

Mr. Hackett is also subject to covenants regarding confidentiality, non-competition and non-solicitation. The non-competition obligation applies for one year following Mr. Hackett’s termination of employment with the Company if Mr. Hackett voluntarily terminates his employment with the Company (other than for Good Reason) on or before December 3, 2010. If Mr. Hackett remains employed by the Company until at least December 3, 2008, the agreement also provides Mr. Hackett with a special pension benefit, computed so that his total pension benefits from the Company will equal those to which he would have been entitled if his actual years of employment with the Company were doubled. This provision was a feature of the original employment agreement and offset Mr. Hackett’s foregone retirement benefits at his prior employer.

Mr. Hackett voluntarily reduced the Change of Control benefits from his original employment agreement.

The above description is not a full summary of all of the terms and conditions of the agreement and is qualified in its entirety by the full text of the agreement.

Stock Ownership Guidelines

We have maintained stock ownership guidelines for executive officers since 1993 with a goal of promoting equity ownership and aligning management’s interests with our shareholders. The ownership guidelines are currently established at the following minimum levels:

•	five times base salary for the Chief Executive Officer;

•	three times base salary for the Chief Operating Officer;

•	two and one-half times base salary for Senior Vice Presidents; and

•	two times base salary for Vice Presidents.

The Compensation Committee reviews officer ownership levels annually. At the May 2006 Compensation Committee meeting, the Compensation Committee determined that all officers exceeded the required ownership thresholds. Shares held directly by the executive, shares held indirectly through the Anadarko Employee Savings Plan, unvested Restricted Stock and the target number of outstanding Performance Units are included in determining an executive’s share ownership. Outstanding unexercised Stock Options are not included. We believe these guidelines have accomplished the desired objective of requiring our executives to acquire and maintain, for the duration of their careers, a significant position in Company stock.

Regulatory Requirements

The Company and the Compensation Committee carefully review the impact of its compensation program design and award decisions as it relates to tax, accounting and securities regulations. We seek to comply with all required regulations while providing compensation program design and opportunity that is mutually beneficial to its employees, the Company and shareholders and in support of its compensation philosophy.

Section 162(m) of the Internal Revenue Code, as amended (the “Code”), limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of the named executive officers, unless the compensation is “performance-based” as defined under federal tax laws. Stock options and performance units awarded under the 1999 Stock Incentive Plan and awards under the Annual Incentive Plan generally satisfy the performance-based requirements and as such are fully deductible. Since Mr. Hackett’s salary is above $1 million, the portion in excess of $1 million is not deductible by the Company. Restricted stock awards under the 1999 Stock Incentive Plan are not considered performance based and are generally not deductible. The Compensation Committee is committed to providing compensation that qualifies as deductible. However, when providing compensation that is consistent with the strategic goals of the Company, the Compensation Committee may provide compensation that is non-deductible when it believes it is in the best interest of the Company and its shareholders. In this regard, for fiscal year 2006, the amount of base salary in excess of $1,000,000 for any named executive officer was not deductible for federal income tax purposes.

Internal Revenue Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan for all taxable years are currently included in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. The Internal Revenue Service has issued proposed regulations regarding the application of Section 409A with final regulations expected in 2007. In the meantime, companies are expected to comply in “good faith” with the proposed regulations. Anadarko’s Deferred Compensation Plan was created in 2005 in the same time frame as the passage of Section 409A. As such, the program was designed to comply with Section 409A. Depending on the design characteristics, Section 409A can impact a broad range of compensation programs including voluntary deferral plans, restoration and supplemental retirement plans, severance plans and certain equity vehicles. The Company and the Compensation Committee, with the help of internal and external advisors, designs and amends its programs to either be exempt from 409A or, if properly subject to 409A, in good faith compliance with the regulations.

SFAS No. 123 (revised 2004), Share-Based Payment, requires the recognition of expense for the fair value of share-based payments. The statement is effective for the Company beginning January 1, 2006. The Company had previously adopted the fair value method of accounting for share-based payments effective January 1, 2003, using the “modified prospective method” described in SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. Awards of Stock Options, Performance Units, and Restricted Shares under the Company’s 1999 Stock Incentive Plan are accounted for under SFAS No. 123(R). The adoption of SFAS No. 123(R) did not have a material impact on the Company’s results of operations or its financial position. The Company did not make any changes to its programs in 2006 as a result of the implementation of SFAS No. 123(R).

In September 2006, the SEC adopted amendments to the disclosure requirements for executive compensation. The amendments apply to filings under the Securities Exchange Act of 1934 and the Securities Act of 1933, including disclosure in this proxy statement. In order to simplify reporting under the new requirements and to ease administration of the Company’s equity compensation plans, the Company elected to change its definition of grant date fair market value from the average high and low stock prices on the date of grant to the closing stock price on the date of grant. This change was approved by the Compensation Committee effective November 14, 2006. During 2006 the Compensation Committee approved compensation changes and awards to its officers. Before making these decisions, the Committee considered the impact of these decisions on its disclosure requirements under the new rules, in particular to the determination of the named executive officers.

Conclusion

We believe the design of the Company’s total executive compensation program provides executives the motivation to maximize long-term operational performance using sound financial controls and high standards of integrity. The programs currently offered have been critical elements in the hiring of numerous executives since 2003 and have been equally effective in retaining executives during a period of extreme demand and shortage of talented executives within the oil and gas exploration and production industry. We believe that this focus will continue to be reflected in our operational, financial and stock price performance. We also believe that total compensation for each executive should be, and is, commensurate with the execution of specified short-term and long-term operational, financial and strategic objectives.

SUMMARY COMPENSATION TABLE FOR THE LAST FISCAL YEAR

The following table summarizes the compensation of our Chief Executive Officer, Chief Financial Officer and our three highest paid executive officers other than our CEO and CFO for the fiscal year ended December 31, 2006. Also included are two additional executive officers for whom disclosure would have been required but for the fact that they were no longer serving as executive officers at the end of the fiscal year.

Summary Compensation Table

								Change in
								Pension Value
								and
								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus		Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)		($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)

James T. Hackett
Chairman, President and Chief Executive Officer	2006	1,316,667	160,860	(7)	5,252,940	1,592,237	1,882,834	2,633,633	595,295	13,434,466
R. A. Walker
Senior Vice President, Finance and Chief Financial Officer	2006	466,667	0		1,189,283	308,691	535,500	59,493	334,118	2,893,752
Mark L. Pease(8)(12)
Former Senior Vice President, Exploration and Technology Services	2006	454,167	0		3,562,211	480,370	0	482,044	2,412,418	7,391,210
Robert K. Reeves
Senior Vice President, General Counsel and Chief Administrative Officer	2006	423,333	0		1,008,172	549,750	485,775	93,904	89,414	2,650,348
Karl F. Kurz(9)
Chief Operating Officer	2006	410,417	0		992,798	458,923	404,823	125,726	92,091	2,484,778
David R. Larson(10)(12)
Former Vice President, Investor Relations and Financial Planning	2006	184,095	0		815,903	2,381,708	0	261,649	1,454,485	5,097,840
Diane L. Dickey(11)(12)
Former Vice President, Chief Accounting Officer	2006	215,064	0		591,201	434,812	0	142,813	1,709,319	3,093,209

(1)	Restricted stock awards to Messrs. Hackett, Walker, Pease, Reeves and Kurz were made on December 4, 2006 and valued at $48.69 per share. Performance unit awards to Messrs. Hackett, Walker, Pease, Reeves and Kurz were made on December 11, 2006 and valued at $49.86 per share and a SFAS No. 123(R) value of $48.21. Restricted Stock grants are time-based awards that typically vest pro-rata over three years. Performance units generally will have no value unless the Company meets and exceeds its threshold three-year return on capital and total shareholder return metrics. The amounts in this column reflect the compensation cost recognized by the Company for the fiscal year ended December 31, 2006, in accordance with SFAS No. 123(R) for non-option stock awards granted pursuant to the 1999 Stock Incentive Plan and may include amounts from awards granted in and prior to 2006. For a discussion of valuation assumptions, see Note 5 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for year ended December 31, 2006. For information regarding the non-option stock awards granted to the named executives in 2006, please see the Grants of Plan-Based Awards Table.

(2)	Stock Option grants to Messrs. Hackett, Walker, Pease, Reeves and Kurz were made on December 4, 2006 with a strike price of $48.69 per share and a SFAS No. 123(R) value of $15.39. The amounts in this column reflect the compensation cost recognized by the Company for the fiscal year ended December 31, 2006, in accordance with SFAS No. 123(R) for option awards granted pursuant to the 1999 Stock Incentive Plan and may include amounts from option awards granted in and prior to 2006. For a discussion of valuation assumptions, see Note 5 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for year ended December 31, 2006. For information regarding the option awards granted to the named executives in 2006, please see the Grants of Plan-Based Awards Table.

(3)	The amounts in this column reflect the cash bonus awards determined by the Compensation Committee at its February 12, 2007 meeting and made to the named executives under the Company’s Annual Incentive Plan. To the extent the payments were not deferred by the executive, they were paid out on February 23, 2007. These awards are discussed in further detail beginning on page 26.

(4)	The amounts in this column reflect the actuarial increase in the present value of the named executive officer’s benefits under the Company’s Retirement Plan and Retirement Restoration Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Amounts include the actuarial change in the present value of the accumulated benefits under the Company’s Retirement Plan and Retirement Restoration Plan. The Company’s Deferred Compensation Plan does not provide for above market or preferential earnings so no amounts are included for the Deferred Compensation Plan.

(5)	The amounts shown in this column for each named executive officer are described further in the “All Other Compensation” table below.

(6)	The amounts in the “Total” column represent the sum of all columns of the Summary Compensation Table for each of the named executive officers.

(7)	The amount in the “Bonus” column for Mr. Hackett reflects a special bonus approved by the Compensation Committee in May 2006 in the form of 3,000 shares of company stock, the details of which can be found in the Grants of Plan-Based Awards Table.

(8)	Mr. Pease separated from the Company on December 31, 2006.

(9)	Mr. Kurz deferred $61,562.50 of his 2006 base salary and $80,964.60 of his 2006 bonus under the Annual Incentive Plan into the Company’s Deferred Compensation Plan.

(10)	Mr. Larson separated from the Company on August 31, 2006. Mr. Larson deferred $25,000.00 of his 2006 base salary into the Company’s Deferred Compensation Plan.

(11)	Ms. Dickey separated from the Company on August 31, 2006. Ms. Dickey deferred $9,166.64 of her 2006 base salary into the Company’s Deferred Compensation Plan.

(12)	Effective with their separations from the Company, the Compensation Committee approved the acceleration of vesting on certain unvested stock option and restricted stock awards for Mr. Pease, Mr. Larson and Ms. Dickey. In addition, Mr. Pease’s stock options were modified to provide an additional six months to the exercise period. Mr. Pease, Mr. Larson and Ms. Dickey each received payouts of their outstanding performance units at the target performance level. Mr. Larson forfeited 49,200 stock options and 8,532 restricted shares upon his separation from the Company. The amount recognized for financial reporting purposed for these modifications are included in the Stock Awards and Options Awards columns of the Summary Compensation Table. In addition, the incremental fair value of the modifications to each award is included in the Grants of Plan-Based Awards Table.

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table:

		Payments to
		Employee
		Savings Plan			Cash Severance
		and Savings	Club		Payment under
	Use of	Restoration	Membership		Officer	Tax
	Aircraft	Plan	Dues		Severance Plan	Benefits	Other	Total
Name	($)	($)	($)		($)	($)	($)	($)

James T. Hackett(1)	387,800	200,192	—		—	—	7,303	595,295
R. A. Walker(2)	91,490	34,875	116,755	(3)	—	72,243	18,755	334,118
Mark L. Pease(4)	16,810	55,840	8,288		2,295,865	5,094	30,521	2,412,418
Robert K. Reeves(5)	—	52,100	6,365		—	5,094	25,855	89,414
Karl F. Kurz(6)	8,400	48,430	—		—	5,094	30,167	92,091
David R. Larson(7)	—	21,280	4,888		1,413,521	2,483	12,313	1,454,485
Diane L. Dickey(8)	—	22,700	—		1,675,823	2,267	8,529	1,709,319

(1)	Pursuant to the Company’s security policy, the Company requires the Chief Executive Officer to use the Company’s aircraft for personal use as well as business travel. The value of travel to board meetings for companies and civic organizations for which Mr. Hackett serves as a director is considered personal use and is included in the amount reported above. The value of personal aircraft use is based on the Company’s aggregate incremental direct operating costs, including cost of fuel, maintenance, landing and ramp fees, and other miscellaneous trip-related variable costs. Because the Company’s aircraft are used predominantly for business purposes, fixed costs, which do not change based on use of the aircraft, are excluded. The amount in the “Other” column represents the following for Mr. Hackett: (a) personal excess liability insurance premiums; (b) long-term disability insurance premiums; (c) Company-provided physical examinations; and (d) expenditures to maintain Mr. Hackett’s home security system.

(2)	The amount in the “Other” column represents the following for Mr. Walker: (a) personal excess liability insurance premiums; (b) long-term disability insurance premiums; and (c) closing gifts related to the Kerr-McGee and Western acquisitions.

(3)	The amounts in the “Club Membership” column include the initiation fee plus club dues paid on behalf of Mr. Walker.

(4)	The amount in the “Other” column represents the following for Mr. Pease: (a) personal excess liability insurance premiums; (b) long-term disability insurance premiums; (c) reimbursement for financial counseling and tax planning; (d) Company-provided physical examinations; and (e) closing gifts related to the Kerr-McGee and Western acquisitions.

(5)	The amount in the “Other” column represents the following for Mr. Reeves: (a) personal excess liability insurance premiums; (b) long-term disability insurance premiums; (c) reimbursement for financial counseling and tax planning; and (d) closing gifts related to the Kerr-McGee and Western acquisitions.

(6)	The amount in the “Other” column represents the following for Mr. Kurz: (a) personal excess liability insurance premiums; (b) long-term disability insurance premiums; (c) reimbursement for financial counseling and tax planning; (d) Company-provided physical examinations; and (e) closing gifts related to the Kerr-McGee and Western acquisitions.

(7)	The amount in the “Other” column represents the following for Mr. Larson: (a) personal excess liability insurance premiums; (b) long-term disability insurance premiums; (c) reimbursement for financial counseling and tax planning; and (d) estate planning.

(8)	The amount in the “Other” column represents the following for Ms. Dickey: (a) personal excess liability insurance premiums; (b) long-term disability insurance premiums; and (c) reimbursement for financial counseling and tax planning.

GRANTS OF PLAN-BASED AWARDS IN LAST FISCAL YEAR

The following table sets forth information concerning annual incentive awards, stock options, restricted stock and performance units granted during 2006 to each of the named executive officers:

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise or	Grant Date
			Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Number of	Number of	Base Price	Fair Value	Closing
			Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Shares of	Securities	of Option	of Stock	Price on
			Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards	and Option	Grant
Name	Grant Date		($)	($)	($)	(#)	(#)	(#)	Units (#) (2)	Options(2) (#)	($/Sh) (3)	Awards(4)	Date

James T. Hackett			0	1,690,000	3,380,000	—	—	—	—	—	—	—	—
	5/10/2006	(5)	—	—	—	—	—	—	3,000	—	—	$160,860	—
	12/4/2006		—	—	—	—	—	—	—	191,000	$48.69	$2,940,197	—
	12/4/2006		—	—	—	—	—	—	58,500	—	—	$2,848,365	—
	12/11/2006		—	—	—	15,500	62,000	124,000	—	—	—	$2,989,020	—
R. A. Walker			0	361,250	722,500	—	—	—	—	—	—	—	—
	12/4/2006		—	—	—	—	—	—	—	46,400	$48.69	$714,268	—
	12/4/2006		—	—	—	—	—	—	14,300	—	—	$696,267	—
	12/11/2006		—	—	—	3,775	15,100	30,200	—	—	—	$727,971	—
Mark L. Pease(6)			0	427,500	855,000	—	—	—	—	—	—	—	—
	12/4/2006		—	—	—	—	—	—	—	38,200	$48.69	$588,039	—
	12/4/2006		—	—	—	—	—	—	11,800	—	—	$574,542	—
	12/11/2006		—	—	—	3,100	12,400	24,800	—	—	—	$597,804	—
	12/31/2006		—	—	—	—	—	—	—	160,000	$24.27	$36,445	$43.52
	12/31/2006		—	—	—	—	—	—	—	32,000	$21.45	$11,840	$43.52
	12/31/2006		—	—	—	—	—	—	—	18,600	$33.37	$21,067	$43.52
	12/31/2006		—	—	—	—	—	—	—	17,800	$43.56	$(92,091)	$43.52
	12/31/2006		—	—	—	—	—	—	—	38,200	$48.69	$(459,290)	$43.52
Robert K. Reeves			0	357,000	714,000	—	—	—	—	—	—	—	—
	12/4/2006		—	—	—	—	—	—	—	35,500	$48.69	$546,476	—
	12/4/2006		—	—	—	—	—	—	10,900	—	—	$530,721	—
	12/11/2006		—	—	—	2,900	11,600	23,200	—	—	—	$559,236	—
Karl F. Kurz			0	318,750	637,500	—	—	—	—	—	—	—	—
	12/4/2006		—	—	—	—	—	—	—	38,200	$48.69	$588,039	—
	12/4/2006		—	—	—	—	—	—	11,800	—	—	$574,542	—
	12/11/2006		—	—	—	3,100	12,400	24,800	—	—	—	$597,804	—
David R. Larson(7)			0	150,000	300,000	—	—	—	—	—	—	—	—
	8/31/2006		—	—	—	—	—	—	—	4,800	$33.37	$(40,631)	$46.91
	8/31/2006		—	—	—	—	—	—	—	120,000	$21.45	$1,697,420	$46.91
	8/31/2006		—	—	—	—	—	—	—	2,200	$43.56	$(83,134)	$46.91
Diane L. Dickey(8)			0	165,000	330,000	—	—	—	—	—	—	—	—
	8/31/2006		—	—	—	—	—	—	—	8,666	$33.37	$22,734	$46.91
	8/31/2006		—	—	—	—	—	—	—	4,800	$43.56	$(43,267)	$46.91

(1)	Reflects estimated future cash payouts under the Company’s Annual Incentive Plan. The estimated amounts are calculated based on the applicable bonus target and base salary for each named executive as of January 1, 2006. If threshold levels of performance are not met, then the payout can be zero. Actual bonus payouts under the Annual Incentive Plan for 2006 for Messrs. Hackett, Walker, Reeves and Kurz are discussed in the CD&A narrative and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Equity incentive plan awards, including performance units, stock options and restricted shares, were awarded under the Company’s 1999 Stock Incentive Plan.

(3)	Effective with the annual stock option awards made to the named executives on December 4, 2006, the Company elected to change the definition of grant date fair market value from the average of the high and low stock price on the date of grant to the closing stock price on the date of grant.

(4)	The amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value of the awards made to named executives in 2006 as well as the incremental cost of modifications to awards to specified terminating executives computed in accordance with SFAS No. 123(R). The value ultimately realized by the executive upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to the SFAS No. 123(R) determined value. For a discussion of valuation assumptions, see Note 5 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2006.

(5)	On May 10, 2006, Mr. Hackett was awarded 3,000 shares of stock by the Compensation Committee for his overall leadership and strategic direction since employment and in recognition of his contribution to continuing improvement in Company performance.

(6)	Awards with a grant date of December 31, 2006 for Mr. Pease were modifications to previously granted awards upon his separation from the Company. The Company accelerated the vesting of Mr. Pease’s unvested stock options and provided an additional six months for him to exercise the options. The Grant Date Fair Value is the incremental cost of the modification calculated in accordance with SFAS No. 123(R). The original exercise price of the outstanding options (as noted in the “Exercise or Base Price of Option Awards” column) was not amended.

(7)	Awards with a grant date of August 31, 2006 for Mr. Larson were modifications to previously granted awards upon his separation from the Company. The Company accelerated the vesting of certain unvested stock options and restricted shares while Mr. Larson also forfeited certain stock options and restricted shares. The Grant Date Fair Value is the incremental cost of the modification calculated in accordance with SFAS No. 123(R). The original exercise price of the outstanding options (as noted in the “Exercise or Base Price of Option Awards” column) was not amended.

(8)	Awards with a grant date of August 31, 2006 for Ms. Dickey were modifications to previously granted awards upon her separation from the Company. The Company accelerated the vesting of Ms. Dickey’s unvested stock options. The Grant Date Fair Value is the incremental cost of the modification calculated in accordance with SFAS No. 123(R). The original exercise price of the outstanding options (as noted in the “Exercise or Base Price of Option Awards” column) was not amended.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table reflects outstanding stock option awards classified as exercisable and unexercisable as of December 29, 2006 for each of the named executives. The table also reflects unvested and unearned stock awards (both time-based and performance-contingent) assuming a market value of $43.52 a share (the closing stock price of the Company’s stock on December 29, 2006).

						Stock Awards
									Equity
									Incentive
									Plan
									Awards:
	Option Awards								Market or
			Equity					Equity	Payout
			Incentive					Incentive Plan	Value of
			Plan				Market	Awards:	Unearned
	Number of	Number of	Awards:			Number of	Value of	Number of	Shares,
	Securities	Securities	Number of			Shares or	Shares or	Unearned	Units or
	Underlying	Underlying	Securities			Units of	Units of	Shares, Units	Other
	Unexercised	Unexercised	Underlying	Option	Option	Stock That	Stock That	or Other Rights	Rights That
	Options (#)	Options (#)	Unexercised	Exercise	Expiration	Have Not	Have Not	That Have Not	Have Not
Name	Exercisable	Unexercisable	Unearned Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

James T. Hackett(1)	250,000	250,000	N/A	23.3175	12/3/2013	100,000	4,352,000	80,000	3,481,600
	26,667	53,333	N/A	43.5550	11/15/2012	40,000	1,740,800	90,000	3,916,800
	0	191,000	N/A	48.6900	12/4/2013	58,500	2,545,920	62,000	2,698,240

R. A. Walker(2)	0	50,000	N/A	45.8000	9/6/2012	34,500	1,501,440
	7,600	15,200	N/A	43.5550	11/15/2012	10,800	470,016	26,400	1,148,928
	0	46,400	N/A	48.6900	12/4/2013	14,300	622,336	15,100	657,152

Mark L. Pease(3)	160,000	0	N/A	24.2656	7/14/2007	0		0
	32,000	0	N/A	21.4525	9/30/2007	0		0
	18,600	0	N/A	33.3650	9/30/2007	0		0
	17,800	0	N/A	43.5550	9/30/2007	0		0
	38,200	0	N/A	48.6900	9/30/2007	0		0

Robert K. Reeves(4)	85,000	85,000	N/A	26.6000	3/22/2011	6,666	290,104
	11,067	5,533	N/A	33.3650	11/16/2011	3,933	171,164	19,400	844,288
	4,934	9,866	N/A	43.5550	11/15/2012	7,066	307,512	17,200	748,544
	0	35,500	N/A	48.6900	12/4/2013	10,900	474,368	11,600	504,832

Karl F. Kurz(5)	14,000	0	N/A	22.4750	10/31/2009
	0	160,000	N/A	21.4525	10/30/2010
	5,334	2,666	N/A	33.3650	11/16/2011	1,866	81,208	9,400	409,088
			N/A			24,000	1,044,480
	5,400	10,800	N/A	43.5550	11/15/2012	7,600	330,752	18,600	809,472
	0	38,200	N/A	48.6900	12/4/2013	11,800	513,536	12,400	539,648

David R. Larson(6)	0	0	N/A			0		0

Diane L. Dickey(7)	0	0	N/A			0		0

(1)	Mr. Hackett’s options vest as follows: 250,000 options on 12/3/2007; 26,667 options on 11/15/2007, 26,666 options on 11/15/2008; 63,667 options on 12/4/2007, 63,667 options on 12/4/2008 and 63,666 options on 12/4/2009. Mr. Hackett’s restricted stock vests as follows: 100,000 shares on 12/03/2007; 20,000 shares on 11/15/2007; 20,000 shares on 11/15/2008; 19,500 shares on 12/04/2007; 19,500 shares on 12/04/2008 and 19,500 shares on 12/04/2009. The performance periods for Mr. Hackett’s performance unit awards end on 12/2/2007, 12/31/2008 and 12/31/2009.

(2)	Mr. Walker’s options vest as follows: 25,000 options on 9/6/2007; 25,000 options on 9/6/2009; 7,600 options on 11/15/2007; 7,600 options on 11/15/2008; 15,467 options on 12/4/2007; 15,467 options on

12/4/2008 and 15,466 options on 12/4/2009. Mr. Walker’s restricted stock vests as follows: 11,500 shares on 9/6/2007; 11,500 shares on 9/6/2008;11,500 shares on 9/6/2009; 5,400 shares on 11/15/2007; 5,400 shares on 11/15/2008; 4,767 shares on 12/4/2007; 4,767 shares on 12/4/2008; and 4,766 shares on 12/4/2009. The performance periods for Mr. Walker’s performance unit awards end on 12/31/2008 and 12/31/2009.

(3)	Mr. Pease’s options vested upon his termination from the Company on December 31, 2006. The exercise period for Mr. Pease’s vested options was extended from three months to nine months after his date of termination, but may be exercised no later than the end of the specified option term. Mr. Pease’s restricted shares were vested upon his date of termination and his performance units were paid out at target upon his separation from the Company.

(4)	Mr. Reeves’ options vest as follows: 85,000 options on 3/22/2008; 5,533 options on 11/16/2007; 4,933 options on 11/15/2007; 4,933 options on 11/15/2008; 11,834 options on 12/4/2007; 11,833 options on 12/4/2008 and 11,833 options on 12/4/2009. Mr. Reeves’ restricted stock vests as follows: 6,666 shares on 3/22/2007; 3,933 shares on 11/16/2007; 3,533 shares on 11/15/2007; 3,533 shares on 11/15/2008; 3,634 shares on 12/4/2007; 3,633 shares on 12/4/2008 and 3,633 shares on 12/4/2009. The performance periods for Mr. Reeves’ performance units end on 12/31/2007, 12/31/2008 and 12/31/2009.

(5)	Mr. Kurz’s options vest as follows: 160,000 options on 10/30/07; 2,666 options on 11/16/2007; 5,400 options on 11/15/2007; 5,400 options on 11/15/2008; 12,734 options on 12/4/2007; 12,733 options on 12/4/2008 and 12,733 options on 12/4/2009. Mr. Kurz’s restricted stock vests as follows: 1,866 shares on 11/16/2007; 24,000 shares on 5/12/2008; 3,800 shares on 11/15/2007; 3,800 shares on 11/15/2008; 3,934 shares on 12/4/2007; 3,933 shares on 12/4/2008 and 3,933 shares on 12/4/2009. The performance periods for Mr. Kurz’s performance units end on 12/31/2007, 12/31/2008 and 12/31/2009.

(6)	Certain of Mr. Larson’s options were vested upon his termination from the Company on August 31, 2006. Under the terms of the stock option agreement(s), Mr. Larson has 90 days in which to exercise outstanding vested options following termination. Certain of Mr. Larson’s restricted shares were vested upon his date of termination and his performance units were paid out at target upon his separation from the Company.

(7)	Ms. Dickey’s options vested upon her termination from the Company on August 31, 2006. Under the terms of the stock option agreement(s), Ms. Dickey had 90 days in which to exercise outstanding vested options following termination. Ms. Dickey’s restricted shares were vested upon her date of termination and her performance units were paid out at target upon her separation from the Company.

OPTION EXERCISES AND STOCK VESTED IN LAST FISCAL YEAR

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#) (1)	Exercise ($) (2)	Vesting(#) (1)	Vesting ($) (2)

James T. Hackett	0	0	123,000	6,003,260
R. A. Walker	0	0	16,900	827,893
Mark L. Pease	0	0	100,300	4,427,216
Robert K. Reeves	0	0	14,133	678,253
Karl F. Kurz	20,000	394,300	13,666	637,082
David R. Larson	161,800	3,922,328	21,068	983,454
Diane L. Dickey	285,800	7,343,268	21,866	1,020,705

(1)	Shares acquired on vesting includes restricted stock whose restrictions have lapsed during 2006. Amounts for Mr. Pease, Mr. Larson and Ms. Dickey also include shares issued under performance unit awards that became payable at target upon their separation from the Company. Amounts for Mr. Hackett include 3,000 shares awarded in 2006 reflecting a special bonus approved by the Compensation Committee in May 2006, the details of which can be found in the footnotes of the Summary Compensation Table and Grants of Plan-Based Awards Table.

(2)	The Value Realized reflects the taxable value to the named executive as of the date of the option exercise, vesting of restricted shares or payout of performance awards. The actual value ultimately realized by the named executive may be more or less than the Value Realized calculated in the above table depending on the timing in which the named executive held or sold the shares associated with the exercise or vesting occurrence.

PENSION BENEFITS FOR THE LAST FISCAL YEAR

The Company maintains the Anadarko Retirement Plan (the “Retirement Plan”), a funded tax-qualified defined benefit pension plan. In addition, the Company also maintains the Anadarko Retirement Restoration Plan (the “Restoration Plan”), an unfunded, nonqualified pension benefit that is designed to provide for supplementary pension benefits due to limitations imposed by the Internal Revenue Code that restrict the amount of benefits payable under tax-qualified plans. For a more complete description of the Retirement Plan and Restoration Plan and the benefits under those plans, please refer to those sections in the Retirement Benefits section of “Compensation Discussion and Analysis” on page 22.

The present values provided in the below table are based on the pension benefits accrued through December 31, 2006, assuming that such benefit is paid in the same form as reflected in the accounting valuation. The benefits are assumed to commence at the plan’s earliest unreduced retirement age, which is age 62 for the Anadarko Plans. All pre-retirement decrements such as pre-retirement mortality and terminations have been ignored for the purposes of these calculations. After retirement, mortality is assumed to follow the RP-2000 Combined Health Mortality Table Projected to 2010 using Scale AA. The interest rate used for discounting payments back to December 31, 2006 is 5.75%, consistent with the accounting valuation.

		Number of	Present Value of	Payments
		Years of	Accumulated	During
		Credited Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)

James T. Hackett(1)(2)	Anadarko Retirement Plan	3.0000	73,315	0
	Anadarko Retirement Restoration Plan	6.0000	3,047,233	0
R. A. Walker(2)	Anadarko Retirement Plan	1.0000	20,532	0
	Anadarko Retirement Restoration Plan	1.0000	38,961	0
Mark L. Pease	Anadarko Retirement Plan	28.0000	600,407	0
	Anadarko Retirement Restoration Plan	28.0000	1,867,335	0
Robert K. Reeves(2)	Anadarko Retirement Plan	3.0000	58,791	0
	Anadarko Retirement Restoration Plan	3.0000	157,616	0
Karl F. Kurz	Anadarko Retirement Plan	6.0000	97,079	0
	Anadarko Retirement Restoration Plan	6.0000	194,218	0
David R. Larson	Anadarko Retirement Plan	26.7885	511,603	0
	Anadarko Retirement Restoration Plan	26.7885	499,257	0
Diane L. Dickey	Anadarko Retirement Plan	29.0000	622,072	0
	Anadarko Retirement Restoration Plan	29.0000	810,116	0

(1)	Mr. Hackett has an employment agreement that will provide him with an additional pension service credit under the Restoration Plan if he remains employed with the Company through December 3, 2008. The additional pension service credit was included in his employment agreement to replace his forgone benefits at a previous employer. The value of Mr. Hackett’s Restoration Plan in the table includes the effect of this additional pension service credit assuming its application as of December 31, 2006. However, as of December 31, 2006, Mr. Hackett has not yet earned the right to this additional pension service credit. Mr. Hackett’s Restoration Plan value as of December 31, 2006 excluding the effect of the additional pension service credit is $827,977, for a total pension value of $901,292, all of which will not be vested until 2008.

(2)	As of December 31, 2006, Messrs. Hackett, Walker, and Reeves were not yet vested in the Retirement Plan and the Restoration Plan. A participant becomes fully vested in the plans upon the completion of five years of service with the Company. For Messrs. Hackett, Walker, and Reeves the values under the “Present Value of Accumulated Benefit” column assume that these officers are vested in the Retirement Plan and Restoration Plan.

NONQUALIFIED DEFERRED COMPENSATION FOR THE LAST FISCAL YEAR

The Company maintains a Deferred Compensation Plan for directors and certain employees, including the named executive officers. The Deferred Compensation Plan allows employees to voluntarily defer receipt of up to 75% of their salary and/or up to 100% of their annual incentive bonus payments. It allows directors to defer receipt of up to 100% of their board and committee retainers and/or board and committee meeting fees. The Deferred Compensation Plan permits participants to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds. The notional accounts do not provide for above market or preferential earnings. In general, deferred amounts are distributed to the participant upon termination or at a specific date as elected by the participant. The Company does not subsidize or match any deferrals of compensation into the Plan. Executive contributions to the Deferred Compensation Plan for 2006 include salary and any portion of the 2005 Annual Incentive Plan award deferred at the election of the executive. The 2005 Annual Incentive award was payable in 2006. Any amounts deferred under the 2006 Annual Incentive Plan award, as disclosed in the Summary Compensation Table, will be included in this table in 2007.

The Company has a Savings Restoration Plan that accrues a benefit substantially equal to the amount that, in the absence of certain limits imposed by the Internal Revenue Code, would have been allocated to an employee’s account as Company matching contributions under the Savings Plan. Amounts in the Savings Restoration Plan receive earnings based on the performance of Company stock. In January 2007, the Company amended this Plan so that the earnings are no longer tied to the performance of Company stock, but permits participants to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds provided in the Savings Plan.

	Executive	Company		Aggregate	Aggregate Balance
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	at Last Fiscal
	Last Fiscal Year	Last Fiscal Year	in Last Fiscal Year	Distributions	Year-End
Name	($)	($)	($)	($)	($)

James T. Hackett Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan	0	186,992	(37,814)	0	425,333
R. A. Walker Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan	0	23,800	(2,193)	0	21,607
Mark L. Pease Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan	0	42,640	(31,918)	0	386,283
Robert K. Reeves Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan	0	38,900	(7,584)	0	84,977
Karl F. Kurz Deferred Compensation Plan	118,263	0	20,078	0	222,989
Savings Restoration Plan	0	35,230	(9,505)	0	109,698
David R. Larson Deferred Compensation Plan	42,800	0	11,628	0	123,930
Savings Restoration Plan	0	8,943	(615)	16,957	23,610
Diane L. Dickey Deferred Compensation Plan	36,917	0	9,262	0	82,765
Savings Restoration Plan	0	9,500	(1,039)	71,072	28,300

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Ongoing Benefits

In 2004, the Company replaced, in its entirety, the Memorandum of Understanding dated October 26, 2000 between the Company and Mr. Allison. The 2004 Agreement was effective as of Mr. Allison’s retirement from the Company in December 2003. The Agreement provides that during Mr. Allison’s lifetime, he has the use of the Company’s aircraft, or an alternative aircraft for up to 200 hours annually. If the Company no longer maintains an aircraft, the Company will provide an annual payment sufficient to allow him to secure comparable aircraft usage. In addition, the Agreement provides that the Company will furnish Mr. Allison, during his lifetime, office space, secretarial assistance, office utilities and a monitored security system for his residence.

On June 22, 2006, the Company entered into an Amended and Restated Continuity Agreement with Mr. Corbett, pursuant to which, among other things, Mr. Corbett was granted the following benefits until August 10, 2007:

•	use of Mr. Corbett’s office in Oklahoma City, Oklahoma, or, at the Company’s option, use of a different office in Oklahoma City, Oklahoma, having similar square footage and in the same class of building as Mr. Corbett’s current office, and

•	exclusive use of the services of a secretary to be hired and compensated by Mr. Corbett, provided, that the Company will reimburse Mr. Corbett for all reasonable compensation and benefits provided to the secretary up to a maximum of $60,000 (plus an income tax gross-up) for the one-year period.

Performance Unit Agreements

On December 11, 2006, the Compensation Committee adopted a form of performance unit agreement under the Company’s 1999 Stock Incentive Plan. All executive officers will be eligible to receive awards pursuant to the performance unit agreement.

Under the performance unit agreement, a participant may earn up to a certain number of “performance units.” Each performance unit represents the value of one share of the Company’s common stock. Payout of performance units is contingent upon the achievement of certain performance goals, based on total shareholder return relative to a predetermined peer group and reserve replacement efficiency, over a predetermined performance period, as described further in the agreement. Performance units earned for a given performance period will only be issued to a participant following the Compensation Committee’s review and certification of the actual performance results for the applicable performance period. The Compensation Committee may cause the Company to pay out an award in cash, shares of Company common stock, or a combination of both.

A participant will receive the “target” amount of performance units in the event of death, disability, change of control, or involuntary termination (as such terms are used in the agreement). If a participant retires before the end of a performance period, and the performance goals for such performance period are met, the participant will receive a pro-rata portion of the performance units based on the number of months of employment completed during the performance period. If a participant terminates for any other reason, the award will be forfeited.

Invensys Process Systems, Inc.

Invensys Process Systems, Inc. and its affiliates provide the Company with process automation services. In 2006, Anadarko paid Invensys approximately $1.5 million in connection with these services. This amount is less than 1% of Invensys’s consolidated gross revenues for its fiscal year ended at March 31, 2006. Ms. Eberhart, a director of the Company, became President and CEO of Invensys in January, 2007.

Item 2 — Ratification of the Appointment of the Independent Auditor

The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the Company’s financial statements for 2007. The management of the Company is asking you to ratify that appointment.

The Board recommends that you vote “FOR” ratification of the appointment of KPMG LLP to audit the Company’s financial statements for 2007. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will make the final determination of the independent auditor for 2007.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

An eligible stockholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2008 Annual Meeting must notify the Corporate Secretary of the Company no later than November 23, 2007 to be considered for inclusion in the proxy statement and form of proxy relating to the 2008 Annual Meeting. Under the Company’s By-Laws, for any stockholder proposal that is not included in the 2007 proxy statement and form of proxy to be brought before the 2008 Annual Meeting, such proposal must be received by the Corporate Secretary of the Company at its principal executive offices as more fully described in the Company’s By-Laws.

INDEPENDENT AUDITOR

KPMG LLP, an independent registered public accounting firm, served as the Company’s independent auditor during 2006. Representatives of KPMG LLP will be present at the meeting to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

The following table presents fees for the audits of the Company’s annual consolidated financial statements for 2006 and 2005 and for other services provided by KPMG LLP.

	2006	2005

Audit Fees	$6,426,000	$3,583,000
Audit-Related Fees	866,000	566,000
Tax Fees	366,000	520,000

Totals	$7,658,000	$4,669,000

Audit fees are primarily for the audit of the Company’s consolidated financial statements including the audit of the effectiveness of the Company’s internal controls over financial reporting and the reviews of the Company’s financial statements included in the Forms 10-Q. Audit-related fees are primarily for the audits of the Company’s benefit plans, other audits, consents, comfort letters and certain financial accounting consultation. Tax fees are primarily for tax planning compliance and services including approximately $285,000 and $280,000 in 2006 and 2005, respectively, for services related to individual income tax services for Company employees in connection with foreign assignments. The Audit Committee has concluded that the provision of tax services is compatible with maintaining KPMG LLP’s independence.

The Audit Committee adopted a Pre-Approval Policy with respect to services which may be performed by KPMG LLP. This policy lists specific audit-related and tax services as well as any other services that KPMG LLP is authorized to perform and sets out specific dollar limits for each specific service, which may not be exceeded without additional Audit Committee authorization. The Audit Committee receives quarterly reports on the status of expenditures pursuant to that Pre-Approval Policy. The Audit Committee reviews the policy at least annually in order to approve services and limits for the current year. Any service that is not clearly enumerated in the policy must receive specific pre-approval by the Audit Committee or by its Chairperson, to whom such authority has been conditionally delegated, prior to engagement. During 2006, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were approved by the Audit Committee.

PROXY SOLICITATION

The Company pays for the cost of preparing, assembling and mailing the material in connection with the solicitation of proxies. The Company expects that the solicitation of proxies will be primarily by mail but solicitations may also be made personally or by telephone, email or facsimile by officers and other employees of the Company without additional compensation. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, the Company has engaged Morrow & Co., Inc. to assist in the solicitation of proxies for this meeting at an estimated fee of $7,500 plus disbursements.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases, only one copy of this proxy statement or annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or annual report to a stockholder at a shared address to which a single copy of the document was delivered. To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to the Corporate Secretary, Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046 or an oral request by calling the Corporate Secretary at (832) 636-1000.

BY ORDER OF THE BOARD OF DIRECTORS

Robert K. Reeves
Senior Vice President, General Counsel and
Chief Administrative Officer

Dated: March 27, 2007
The Woodlands, Texas

See enclosed proxy card — please vote promptly

Proxy Card — ANADARKO PETROLEUM CORPORATION	Page 1 of 4
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ANADARKO PETROLEUM CORPORATION
     The undersigned hereby appoints James T. Hackett, R.A. Walker and Robert K. Reeves, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Anadarko Petroleum Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 16, 2007 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù
You can now access yourAnadarko PetroleumCorporation account online.
Access your Anadarko Petroleum Corporation stockholder account online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for Anadarko Petroleum Corporation, now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN
Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC
****TRY IT OUT****
www.melloninvestor.com/isd/

Proxy Card — ANADARKO PETROLEUM CORPORATION	Page 2 of 4
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Proxy Card — ANADARKO PETROLEUM CORPORATION	Page 3 of 4

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 AND 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors
recommends		WITHHELD
a vote FOR Items 1 and 2.	FOR	FOR ALL		FOR	AGAINST	ABSTAIN
ITEM 1. Election of Directors	☐	☐	ITEM 2. Ratification of appointment of independent auditors.	☐	☐	☐
Nominees:
01 Larry Barcus
02 James L. Bryan
03 H. Paulett Eberhart
04 James T. Hackett

WILL
ATTEND
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)			If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	☐

Each signatory to this proxy acknowledges

receipt from Anadarko Petroleum Corporation prior
to execution of this proxy of a notice of Annual
Meeting of Stockholders and a proxy statement
dated March 27, 2007.

Signature	Signature	Dated	, 2007

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner

Proxy Card — ANADARKO PETROLEUM CORPORATION	Page 4 of 4
as if you marked, signed and returned your proxy card.

INTERNET	OR	TELEPHONE
http://www.proxyvoting.com/apc		1-866-540-5760
Use the internet to vote your proxy.		Use any touch-tone telephone to
Have your proxy card in hand		vote your proxy. Have your proxy
when you access the web site.		card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

     Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
You can view the Annual Report and Proxy Statement
on the internet at www.anadarko.com

Proxy Card — ANADARKO PETROLEUM CORPORATION	Page 1 of 3
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ANADARKO PETROLEUM CORPORATION
     The undersigned hereby appoints James T. Hackett, R.A. Walker and Robert K. Reeves, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Anadarko Petroleum Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 16, 2007 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Proxy Card — ANADARKO PETROLEUM CORPORATION	Page 2 of 3

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 AND 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors
recommends		WITHHELD
a vote FOR Items 1 and 2.	FOR	FOR ALL		FOR	AGAINST	ABSTAIN
ITEM 1. Election of Directors	☐	☐	ITEM 2. Ratification of appointment of independent auditors.	☐	☐	☐
Nominees:
01 Larry Barcus
02 James L. Bryan
03 H. Paulett Eberhart
04 James T. Hackett

WILL
ATTEND
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)			If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	☐

Each signatory to this proxy acknowledges

receipt from Anadarko Petroleum Corporation prior
to execution of this proxy of a notice of Annual
Meeting of Stockholders and a proxy statement
dated March 27, 2007.

Signature	Signature	Dated	, 2007

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner

Proxy Card — ANADARKO PETROLEUM CORPORATION	Page 3 of 3
as if you marked, signed and returned your proxy card.

INTERNET	OR	TELEPHONE
http://www.proxyvoting.com/apc-2		1-866-540-5760
Use the internet to vote your proxy.		Use any touch-tone telephone to
Have your proxy card in hand		vote your proxy. Have your proxy
when you access the web site.		card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

     Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
You can view the Annual Report and Proxy Statement
on the internet at www.anadarko.com

Proxy Card — ANADARKO PETROLEUM CORPORATION	Page 1 of 3
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ANADARKO PETROLEUM CORPORATION
     The undersigned hereby appoints James T. Hackett, R.A. Walker and Robert K. Reeves, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Anadarko Petroleum Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 16, 2007 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Proxy Card — ANADARKO PETROLEUM CORPORATION	Page 2 of 3

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 AND 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors
recommends		WITHHELD
a vote FOR Items 1 and 2.	FOR	FOR ALL		FOR	AGAINST	ABSTAIN
ITEM 1. Election of Directors	☐	☐	ITEM 2. Ratification of appointment of independent auditors.	☐	☐	☐
Nominees:
01 Larry Barcus
02 James L. Bryan
03 H. Paulett Eberhart
04 James T. Hackett

WILL
ATTEND
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)			If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	☐

Each signatory to this proxy acknowledges

receipt from Anadarko Petroleum Corporation prior
to execution of this proxy of a notice of Annual
Meeting of Stockholders and a proxy statement
dated March 27, 2007.

Signature	Signature	Dated	, 2007

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner

Proxy Card — ANADARKO PETROLEUM CORPORATION	Page 3 of 3
as if you marked, signed and returned your proxy card.

INTERNET	OR	TELEPHONE
http://www.proxyvoting.com/apc-2		1-866-540-5760
Use the internet to vote your proxy.		Use any touch-tone telephone to
Have your proxy card in hand		vote your proxy. Have your proxy
when you access the web site.		card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

     Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
You can view the Annual Report and Proxy Statement
on the internet at www.anadarko.com